Exhibit 99.1
IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT AND
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED
DECEMBER 31, 2007

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT AND CONSOLIDATED FINANCIAL STATEMENTS
for the year ended December 31, 2007

IONA TECHNOLOGIES PLC
GROUP INFORMATION

DIRECTORS	Mr. Peter Zotto (American)
(Chief Executive Officer and member of the New Markets Committee)
Mr. Kevin Melia
(Chairman)
(member of the Audit Committee and Chairman of the Nominating and Corporate Governance Committee)
Dr. Christopher J. Horn (British)
(Vice-Chairman)
Dr. Seán Baker
(Executive Director to October 18, and Non-Executive Director from October 18, 2007)
(member of the New Markets Committee)
Dr. Ivor Kenny
(Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee)
Mr. Francesco Violante (Italian)
(member of the Compensation Committee)
Mr. James D. Maikranz (American)
(member of the Compensation Committee, member of the Audit Committee from January 25, 2007 and Chairman of the New Markets Committee)
Mr. Bruce J. Ryan (American)
(Chairman of the Audit Committee and member of the Nominating and Corporate Governance Committee from January 25, 2007)

SECRETARY	Mr. Christopher M. Mirabile (American)

REGISTERED OFFICE	The IONA Building,
Shelbourne Road,
Ballsbridge,
Dublin 4.

SOLICITORS	William Fry,
Fitzwilton House,
Wilton Place,
Dublin 2.

IONA TECHNOLOGIES PLC

GROUP INFORMATION (Continued)

SOLICITORS (continued)	Goodwin Procter LLP,
Exchange Place,
53 State Street,
Boston,
Massachusetts 02109,
United States of America.

BANKERS	Bank of Ireland,
St. Stephen’s Green,
Dublin 2.

Bank of America,
Russell Court,
St. Stephen’s Green,
Dublin 2.

HSBC Financial Services (Cayman)
Limited,
PO Box 1109 GT,
Mary Street,
Grand Cayman,
Cayman Islands,
British West Indies.

Citizens Bank,
1 Citizens Drive,
Riverside,
Rhode Island,
RI 02915,
United States of America.

AUDITORS	Ernst & Young,
Chartered Accountants,
Ernst & Young Building,
Harcourt Centre,
Harcourt Street,
Dublin 2.

NATURE OF IRISH LISTING	IONA Technologies PLC has a secondary listing on the Irish Stock Exchange. For this reason, it is not subject to the same ongoing regulatory requirements as those which would apply to an Irish company with a primary listing on the Irish Stock Exchange including the requirement that certain transactions require the approval of shareholders. For further information, shareholders should consult their own financial advisor.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007
The directors present their report and audited financial statements for the year ended December 31, 2007, which are set out on pages 51 to 122.
PRINCIPAL ACTIVITIES
IONA Technologies PLC (the “company”) and its subsidiaries (collectively, the “group”) are in the integration software business. The group makes software work together so its customers can make better decisions, run their businesses more efficiently and improve their business results. The group’s software products are designed to enable customers to modernise and streamline their information technology (“IT”) environments while lowering the costs of IT operations and ultimately achieving greater return on investment (“ROI”) on their existing IT investments. The group also offers professional services, including ongoing customer support and maintenance, as well as high-level design consultation, education and product implementation.
The group generates revenue from product licenses for its closed source software products, its Orbix and Artix product lines, as well as from consulting, training and support services for both its closed source software products and its open source software products, its FUSE product line, which is its branded distribution of certain Apache Software Foundation (“Apache”) open source projects. Since its inception, the group has licensed its products, directly and indirectly, to thousands of enterprise customers worldwide.
RESEARCH AND DEVELOPMENT
In 2007, the group continued to research and develop both innovative products and the next generation of existing products. During 2007, the group invested US$19,840,000 (2006: US$15,630,000) in research and development activities. This work is continuing in 2008.
THE GROUP’S STRATEGY
The group’s objective is to capitalise on its core competencies and become the leading provider of innovative, distributed standards-based enterprise integration and services oriented architecture (“SOA”) infrastructure solutions for its customers. To accomplish this goal, the group employs a business strategy that benefits from offering both open source and closed source software products. The group’s business model is unique in the integration software market and provides it with the opportunity to sell its products and services to a wider market. For example, the group believes that its ability to generate services revenue from the consulting, training and subscription-based support services for its FUSE product line is enhanced by the network marketing effect of the open source projects that underlie the group’s FUSE products. The group also believes that its ability to generate product revenue for its Artix product line is enhanced because FUSE is built to interoperate with Artix, thereby allowing the group to sell ancillary Artix products into the FUSE installed base. As a result, the group believes that it has the opportunity to grow its revenue by leveraging the ubiquity of open source projects to sell its products and services to a wider market.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
THE GROUP’S STRATEGY (Continued)
The group provides differentiated products to help its customers address their most complex software integration challenges. The group’s integration infrastructure products are designed to allow IT organisations to implement SOA-based solutions in a truly distributed manner, thereby empowering them to “flatten” their existing infrastructure stacks by transforming them into services that can interact directly with other services in a comprehensive SOA network. The group’s distributed approach to SOA infrastructure also provides customers with the option to deploy their SOA in an incremental manner, a deployment strategy more in line with the technical and economic realities of SOA adoption. The group believes that eliminating the reliance on a centralised server to support SOA adoption is significantly more cost-effective and frees the group’s customers to be more agile in response to changing business requirements.
The group believes that, as a result of its experience with, and technological leadership in, distributed computing models and its innovative approach to building a SOA system, the group can deliver value to its customers by enabling them to achieve a greater ROI from existing IT assets, streamline and modernise their IT environments to promote business agility and to do so while reducing total fixed costs of IT ownership.
THE GROUP’S PRODUCTS
The group has three principal product lines:
ARTIX
Artix is a suite of advanced technology-neutral SOA infrastructure products that work together or independently, allowing customers flexibility in SOA adoption. These products include:
•	Artix ESB: Artix ESB, a leading enterprise service bus (“ESB”) , provides the basis for a SOA by service-enabling IT systems using a lightweight, distributed, pluggable-architecture designed for interoperability and performance.

•	Artix Registry/Repository: Artix Registry/Repository enables the policy-driven design, development and deployment of services into a distributed SOA infrastructure.

•	Artix Orchestration: Artix Orchestration facilitates the composition of business-oriented services from a set of smaller technical services encouraging greater reuse of these services throughout an organisation.

•	Artix Data Services: Artix Data Services is a model-driven data services development tool and runtime that enforces the validity of data sent between applications while improving developer efficiency.

•	Artix Mainframe: Artix Mainframe is a service-enablement engine that extends mainframe systems to integrate with off-host systems without the additional expense of running all applications on the mainframe.
In addition to these components, the group partners with AmberPoint to provide monitoring and management capabilities for SOA implementations.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
ORBIX
Orbix exemplifies the group’s dedication to tackling high-end enterprise integration problems with standards-based solutions. In use in some of the world’s largest integration systems, Orbix is the enterprise CORBA product that organisations turn to when they need extreme performance, high availability, and security and systems management. Many of the world’s largest telecommunications companies and financial institutions have the group’s products in their most critical IT systems. Orbix is embedded in telephone switches, online brokerage systems, multimedia news delivery, airline front desk systems, rail and road traffic control, large scale banking systems, credit card clearance, subway management and computer-aided design (“CAD”) systems.
FUSE
FUSE is the group’s open source family of distributed SOA infrastructure products for companies seeking an open source option for system integration and SOA implementation. The components that made up the group’s Celtix open source family of products have been incorporated into the group’s FUSE products. Companies are turning to open source software to reduce license costs while still taking advantage of innovation. FUSE ESB, FUSE Message Broker, FUSE Services Framework and FUSE Mediation Router are certified releases of certain Apache projects, and are integrated, tested and supported to combine the advantages of open source software with the security and reliability of working with an enterprise-class commercial vendor. The group’s FUSE products include:
•	FUSE ESB: FUSE ESB is a certified release of Apache ServiceMix and provides a standardised methodology, server and tools to deploy integration components, freeing architects from the dependencies that have traditionally locked enterprises into proprietary middleware stacks.

•	FUSE Message Broker: FUSE Message Broker is a certified release of Apache ActiveMQ, a high performance solution for reliable messaging to cost-effectively move data across a heterogeneous IT environment.

•	FUSE Services Framework: FUSE Services Framework is a certified release of Apache CXF, a services framework that radically simplifies the process of exposing existing Java code as a Web service or writing new Web services so organisations can use and reuse new and existing enterprise services.

•	FUSE Mediation Router: FUSE Mediation Router is a certified release of Apache Camel that connects systems and services quickly by implementing the widely used Enterprise Integration Patterns (“EIP”).

•	FUSE HQ: FUSE HQ is a SOA management and monitoring system based on Hyperic HQ Enterprise and is available as a part of any group open source support subscription.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
THE GROUP’S SERVICES
The group provides a variety of consulting, training and support services to its customers. The group’s professional services personnel provide its customers, partners and internal field organisations with product training and support and architectural consulting services and educational services for Orbix, Artix and FUSE. These personnel are senior technologists with substantial knowledge in leading integration and development technologies. The group’s customer support personnel are dedicated to the ongoing support and maintenance of the group’s products.
Customers of the group’s Orbix and Artix products are encouraged to purchase annualised customer support agreements, and customers of the group’s FUSE products are encouraged to purchase annual or multi-year subscriptions for the group’s support services. Under both the annual customer support agreements and the annual or multi-year subscription agreements, customers are entitled to specified levels of support and maintenance, which may include bug fixes, functionality enhancements and the annual or multi-year upgrades to the technology, when and if available. The group provides its support services via the telephone, on-site assistance, as well as through a self-help comprehensive online database, primarily from the group’s Dublin, Ireland headquarters and the group’s U.S. subsidiary’s offices in Waltham, Massachusetts. The group’s original equipment manufacturers, value-added resellers and independent software vendors depend on the group’s customer support personnel to provide backup for the front-line support that these vendors provide to their customers.
REVIEW OF THE DEVELOPMENT AND PERFORMANCE OF THE BUSINESS
In 2007, the group successfully accelerated its revenue diversification while maintaining a solid CORBA business and generating positive cash flow. The group’s Artix suite of advanced SOA infrastructure products grew 28% during 2007. The group added two new product revenue streams with the addition of Artix Data Services and Artix Registry Repository. At the same time, the group’s FUSE family of open source products is making significant headway in the marketplace. Both product portfolios firmly position the group at the confluence of two of the most important trends shaping the industry, SOA and open source. The group’s CORBA business remains reliable and predictable, and provides the funding for all of the group’s growth-focused activities. The group invested in two acquisitions, C24 and LogicBlaze, both of which are already generating incremental revenue in new growth markets.
Financial Performance Indicators
The consolidated income statement for the year ended December 31, 2007, and the consolidated balance sheet at that date are set out on pages 51 and 52. The loss before taxation for the year ended December 31, 2007, amounted to US$0.7 million compared with a profit of US$5.4 million for the year ended December 31, 2006. The profit for the year ended December 31, 2007 attributable to equity holders of the company amounted to US$0.3 million compared to US$4.2 million for the year ended December 31, 2006.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
REVIEW OF THE DEVELOPMENT AND PERFORMANCE OF THE BUSINESS (Continued)
Some financial performance indicators, in respect of 2007, are set out in the table below:

	2007	2006
	US$’000	US$’000
Total revenue	77,660	77,838
Marketable securities and cash and cash equivalents	56,281	53,669
Operating (loss)/profit	(2,787)	3,646

	US$	US$
Diluted earnings per Ordinary Share	0.01	0.11
Total Revenue
To date, the group has derived most of its revenue from the licensing of its closed source software products that currently comprise its Orbix and Artix product lines, and fees from related services.

	2007	2006
	US$’000	US$’000	% Change
Product revenue	38,842	42,056	(7.6)%
Service revenue	38,818	35,782	8.5%

Total revenue	77,660	77,838	(0.2)%

Total revenue from customers located outside of the United States represented 44.7% of total revenue in 2007 and 45.2% of total revenue in 2006. The total number of revenue transactions over US$250,000 decreased to 41 in 2007 from 54 in 2006. There was an increase in average transaction size to approximately US$76,000 in 2007 from approximately US$75,000 in 2006.
Sales to The Boeing Company represented approximately 18% and 17%, respectively, of the group’s net revenue for the years ended December 31, 2007 and 2006. In addition, due in part to industry consolidation in the telecommunications market, sales to AT&T Inc. represented approximately 11% of the group’s net revenue for each of the years ended December 31, 2007 and 2006.
The decrease in product revenue was attributable to a continued decline in revenue from the group’s Orbix family of products partially offset by increased revenue from the group’s Artix family of products. The group expects the dollar amount of product revenue for its Orbix product family to continue to decline, as the product family continues to age, and be offset by an increase in revenue for the group’s Artix product family.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
REVIEW OF THE DEVELOPMENT AND PERFORMANCE OF THE BUSINESS (Continued)
Maintenance revenue increased by US$2.3 million to US$32.0 million during 2007, compared to US$29.7 million during the same period of 2006. The increase in maintenance revenue is primarily related to an increase in Artix support contracts. Consulting and training revenue increased by US$0.7 million to US$6.8 million during 2007 from US$6.1 million during 2006. The increase in consulting and training revenue was primarily related to the group’s FUSE open source product family.
Gross Margin
Product and service gross margins are set out in the following table:
Gross Margin

Year	Product	Service
2007	97.8%	62.4%

2006	98.8%	63.1%
The increase in costs of product revenue year-over-year is attributable to US$0.5 million of intangible asset amortisation related to the Century 24 Solutions Limited (“C24”) acquisition that was completed in 2007. The group recorded US$2.4 million of developed technology which is being amortised on a straight-line basis to cost of product revenue over a four year period. This additional cost in the current year was partially offset by a decrease in third-party royalties. The increase in cost of service revenue expenses was primarily attributable to increased personnel costs related to foreign exchange, inflation and acquisition related costs.
Loss from Operations
The group generated an operating loss of US$2.8 million, or 3.6% of total revenue, in 2007 compared to an operating profit of US$3.6 million, or 4.7% of total revenue, in 2006.
Non-Financial Performance Indicators
Growth in the group’s FUSE open source services revenue is an indicator of market acceptance of its introductory offerings.
EMPLOYEES
The group recognises that its employees are a significant asset and has processes in place to provide its employees with a positive and safe work environment.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
PRINCIPAL RISKS AND UNCERTAINTIES
The principal risks and uncertainties which the group faces are:
•	The group’s revenue and profitability depend on the overall demand for the group’s products and services. The group’s business depends on overall economic conditions, the economic and business conditions in the group’s target markets and the spending environment for information technology. A weakening of the economy in one or more of the group’s geographic regions, may cause reductions in the level of overall spending by the group’s customers or potential customers on information technology, which could materially adversely affect demand for the group’s products and services and result in decreased revenue, longer sales cycles or lower growth rates because the group’s sales depend in part on its customers’ level of funding for new or additional information technology systems or services;

•	The group’s lengthy and variable sales cycle makes it difficult to predict the group’s operating results. Prospective customers often dedicate a significant amount of time to evaluating the group’s products before licensing them. During the evaluation process, prospective customers may decide not to purchase, may delay a purchase or may scale down proposed orders of the group’s products;

•	The group’s future revenue depends upon the evolution and adoption of web services and related integration and infrastructure solutions in support of new computing models, including SOA;

•	The group depends on large transactions to derive a significant portion of its revenue and the delay or loss of any major customer order could adversely affect the group’s quarterly or annual operating results;

•	The group derives a significant amount of revenue from customers in a limited number of industries and the group’s business and results of operations could be adversely affected by significant changes in those industries; and

•	The group’s open source offerings may never become profitable or achieve widespread acceptance. Open source-based business models are new and experimental. The group may find that the business offerings that it is developing around open source technology are not as profitable as it anticipates, that the technology adoption and marketing benefits that the group expects are not realised or that the group’s open source offerings undermine sales of its other products.
DIVIDENDS
The directors of the company do not propose the payment of a dividend for the year ended December 31, 2007 (2006: US$Nil).
LIKELY FUTURE DEVELOPMENTS
In 2008, the group expects to announce revisions and update releases of many current products, as well as delivering a variety of support and consulting services. The group intends to further expand its core product functionality as well as to continue to develop complementary products that enhance its software products.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
FINANCIAL RISK MANAGEMENT
The board sets the treasury polices and objectives of the group, which include controls over the procedures used to manage financial risk.
The group makes limited use of financial instruments throughout its business. Cash and cash equivalents and short-dated liquid investments are used to finance the group’s operations. Trade receivables and trade payables arise directly from operations. The group has not entered into any borrowing or other financial liability arrangement, has not traded in any financial instruments nor has it entered into any derivative transactions during 2007 or 2006.
The group’s cash and cash equivalents are not subject to significant interest rate risk due to the short maturities of these instruments. As of December 31, 2007, the carrying value of the group’s cash and cash equivalents approximated fair value. The group’s short term investments primarily consist of student loan auction rate securities, US government agency fixed income securities and commercial paper. The market for auction rate securities has historically been highly liquid. Due to their inherent structure, auction rate securities carry higher market risk than commercial paper investments. At December 31, 2007, the group had US$20.0 million of these student loan auction rate securities, all of which had a successful interest rate auction reset between January 1, 2008 and February 9, 2008. After February 9, 2008, US$18.0 million of the group’s holdings have experienced insufficient demand at auction (also known as failure to settle). In the case of a failed auction, the auction rate security is deemed not currently liquid.
The securities for which auctions have failed will continue to accrue interest at the contractual rate and put to auction generally every 7 to 35 days until the auction succeeds, the issuer calls the securities or they mature. If the issuer is unable to successfully close future auctions and their credit worthiness deteriorates, the group may be required to adjust the carrying value of the investment through an impairment charge. Refer to Note 28, Subsequent Events for more information.
The group faces exposure to adverse movements in foreign currency exchange rates. The group’s primary exposures to fluctuations in foreign currency exchange rates relate to sales and operating expenses denominated in currencies other than the US dollar. The majority of the group’s sales are denominated in US dollars, however when the group does invoice customers in a non U.S. dollar currency, the group is exposed to foreign exchange fluctuations from the time of invoice until collection occurs. In Europe, the group primarily invoices its customers in U.S. dollars and pays its operating expenses in local currencies. Accordingly, fluctuations in the Euro relative to the U.S. dollar are reflected directly in the group’s consolidated income statement. The group is also exposed to foreign currency rate fluctuations between the time it collects in U.S. dollars and the time it pays its operating expenses in local currency. Fluctuations in foreign currency exchange rates could affect the profitability and cash flows in U.S. dollars of the group’s products sold in international markets.
Details of the group’s financial risk management polices are set out in detail in Note 23 to the consolidated financial statements.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
IMPORTANT EVENTS SINCE THE YEAR END
On January 14, 2008 Mr. Robert McBride resigned as the company’s Chief Financial Officer and Mr. Christopher M. Mirabile was appointed as the company’s Chief Financial Officer while retaining the roles of General Counsel and company secretary.
Effective January 1, 2008, Mr. Scott Devens was appointed as the company’s Vice-President of World-wide Sales.
On February 8, 2008, the company issued an announcement stating that the Board of Directors noted recent press speculation and confirmed that it had received an unsolicited preliminary expression of interest from a third party to acquire the company. In the same announcement the company stated that the unsolicited preliminary expression of interest may or may not lead to a formal offer being made to acquire all of the outstanding shares of the company. In the same announcement the company emphasised that the expression of interest was very preliminary and was subject to a number of conditions and accordingly no assurances could be given that a formal offer would be forthcoming or that any transaction would occur.
On February 20, 2008, the company announced that it has retained Lehman Brothers Inc. to evaluate and advise the Board of Directors regarding strategic alternatives for the business, including, but not limited to, the sale of the company or merger of the company with another entity offering strategic opportunities. In the same announcement the company stated that there is no assurance that the initiation of a process to explore strategic alternatives will result in a transaction.
The group’s marketable securities included US$20.0 million and US$18.0 million of student loan auction rate securities as of December 31, 2007 and March 31, 2008, respectively. All of the group’s auction rate securities had successful auction interest rate resets between January 1, 2008 and February 9, 2008. After February 9, 2008, US$18.0 million of the group’s student loan auction rate securities have experienced insufficient demand at auction (also known as failure to settle). In the case of a failed auction, the auction rate security is deemed not currently liquid. Refer to Note 28, Subsequent Events for more information.
There have been no other important events since the year end.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
BOOKS OF ACCOUNT
The directors have appointed a Chief Financial Officer, Mr. Christopher M. Mirabile, who reports to the board and ensures that the company complies with the requirements of Section 202 of the Companies Act, 1990, relating to the keeping of proper accounting books and records. Prior to Mr. Mirabile’s appointment as Chief Financial Officer, Mr. Robert McBride was the company’s Chief Financial Officer for the period February 2006 until January 2008, during which time he was responsible for compliance with the requirements of Section 202 of the Companies Act, 1990, relating to the keeping of proper accounting books and records.
The books and accounting records of the company are kept and maintained at the company’s registered office at The IONA Building, Shelbourne Road, Ballsbridge, Dublin 4.
DIRECTORS
The directors are as listed on page 2 and, unless otherwise indicated, have served throughout the year.
On January 25, 2007, Mr. John Conroy retired as a director and member of both the Audit Committee and Nominating and Corporate Governance Committee.
On January 25, 2007, Mr. Bruce J. Ryan was appointed as a member of the Nominating and Corporate Governance Committee.
On January 25, 2007, Mr. James D. Maikranz was appointed as a member of the Audit Committee.
On October 18, 2007, Dr. Seán Baker resigned as an executive director and became a non-executive member of the Board.
Mr. Kevin Melia, Dr. Seán Baker and Mr. James Maikranz retire by rotation in accordance with the Articles of Association and, being eligible, offer themselves for re-election.
DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES
The direct and beneficial interests of the directors and the secretary (including those of their respective spouses and minor children) in the ordinary share capital of IONA Technologies PLC at the beginning of the financial year (or at their date of appointment, if later) and at the end of the financial year were as follows:

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES (Continued)

	Ordinary Shares of
	€0.0025 each		Options
	01/01/2007	12/31/2007	01/01/2007	12/31/2007
	(or date of		(or date of
	appointment,		appointment,
	if later)		if later)
Directors
Mr. Peter Zotto	23,000	36,000	745,000	820,000
Mr. Kevin Melia	46,044	46,044	226,250	247,250
Dr. Christopher J. Horn	2,338,414	2,338,414	24,200	27,200
Dr. Seán Baker	1,170,885	1,170,885	77,700	77,700
Dr. Ivor Kenny	11,800	11,800	80,334	101,334
Mr. Francesco Violante	1,300	1,300	63,000	84,000
Mr. James D. Maikranz	750	750	63,000	66,000
Mr. Bruce J. Ryan	—	—	30,000	33,000

Secretary
Mr. Christopher M. Mirabile	200	1,700	217,101	242,101
Under the 2006 Share Incentive Plan, on February 12, 2007, 41,500 Phantom Share Units over Ordinary Shares of €0.0025 each were granted to Mr. Peter Zotto and 14,000 Phantom Share Units over Ordinary Shares of €0.0025 each were granted to Mr. Christopher M. Mirabile. A Phantom Share Unit is a share-based award to a grantee subject to such restrictions and conditions as may be imposed at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.
If the performance-based objectives were not achieved in respect of the 41,500 and 14,000 Phantom Share Units granted, respectively, to Mr. Zotto and Mr. Mirabile, zero percent (0%) of the award would vest. If the performance-based objectives were achieved, a range of thirty percent (30%) to one hundred percent (100%) of the award (i.e.12,450 to 41,500 Ordinary Shares in respect of Mr. Zotto’s grant and 4,200 to 14,000 Ordinary Shares in respect of Mr. Mirabile’s grant) could vest over a three year vesting term. If the performance-based objectives were exceeded, a maximum of one hundred and twenty percent (120%) of the award, (i.e 49,800 Ordinary Shares in respect of Mr. Zotto and 16,800 Ordinary Shares in respect of Mr. Mirabile), could vest over a three year vesting term.
The performance-based objectives were not achieved in respect of the 41,500 and 14,000 Phantom Share Units granted, respectively, to Mr. Zotto and Mr. Mirabile on February 12, 2007 and therefore zero percent (0%) of the awards vested.
The directors and the company secretary did not have any direct or beneficial interest in the shares of other group companies at the beginning of the financial year, or at their date of appointment, if later, and end of the financial year.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
DIRECTORS’ AND SECRETARY’S INTERESTS IN SHARES (Continued)
In the period from January 1, 2008 to April 23, 2008, there were no changes from the above interests in shares of the directors and secretary except for the purchase, on February 1, 2008, of 1,000 Ordinary Shares of €0.0025 under the 1999 Employee Share Purchase Plan by Mr. Peter Zotto and options over 80,000 Ordinary Shares of €0.0025 each granted to Christopher M. Mirabile on February 28, 2008 under the 2006 Share Incentive Plan.
MAJOR SHAREHOLDERS
The following table sets forth, as at December 31, 2007, the number of Ordinary Shares owned by all shareholders who the company knew to beneficially own more than three percent (3%) of the company’s Ordinary Shares.

		Percentage of
		Ordinary Shares of
	Ordinary Shares of	€0.0025 each
	€0.0025 each	beneficially owned as
	beneficially owned	of
Name of Major Shareholder	as of 12/31/2007	12/31/2007
Dr. Christopher J. Horn	2,338,414	6.45%*

Dr. Seán Baker	1,170,885	3.22%

Peninsula Capital Management, LP (1)	5,496,052	15.16%

*	These percentages are based on an issued share capital of 36,259,147 as at December 31, 2007.
(1) Peninsula Capital Management, LP reported to the company on February 8, 2008 that it beneficially owned 5,645,961 shares as of January 29, 2008, representing 15.54% of the company’s issued share capital.
The issued share capital of 36,259,147 as at December 31, 2007 excludes an aggregate of 272,418 Ordinary Shares issuable pursuant to contractual obligations of the company. In addition, Bank of Ireland Nominees Ltd. is currently the nominee holder of Deutsche Bank Trust Company Americas, as depositary under the Amended and Restated Deposit Agreement dated as of April 26, 2004, among the company, the depositary and the holders and beneficial owners of American Depositary Shares (“ADSs”) evidenced by American Depositary Receipts (“ADRs”) issued thereunder. As at December 31, 2007, Bank of Ireland Nominees Ltd., as nominee of the depository, held 30,741,816 ADSs representing the 30,741,816 Ordinary Shares deposited under the deposit agreement. Bank of Ireland Nominees Ltd. is not the beneficial owner of the shares.
In addition, the Goldman Sachs Group, Inc. informed the company on April 22, 2008 that Goldman, Sachs & Co (a wholly-owned direct subsidiary of Goldman Sachs Group, Inc.) held 4,726,362 shares in the company representing 12.94% of the company’s issued share capital. The interest in these 4,726,362 shares arose from an interest held by Goldman, Sachs & Co. acting as custodian for its customers of 4,726,362 ADRs. Therefore, neither Goldman Sachs Group, Inc. nor Goldman, Sachs & Co are the beneficial owner of the shares.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT
Introduction
The company is committed to maintaining the highest standards of corporate governance. This statement sets out the key corporate governance principles and practices of the company. The company’s ADRs are listed on NASDAQ in the US. In addition, it has a secondary listing of its shares on the Irish Stock Exchange (“ISE”).
Board practices and procedures have been and are being revised, wherever necessary, to comply with the applicable requirements of the rules issued by the United States Securities and Exchange Commission (“SEC”) to implement the applicable elements of the Sarbanes-Oxley Act of 2002 and the Combined Code (as revised), as well as the rules of the NASDAQ and ISE.
The Combined Code introduced in June 2006 has applied to the company since January 1, 2007. The statement set out below explains how the company applies the principles and supporting principles set out in Section 1 of the Combined Code. Except where indicated below, the company has complied with the provisions set out in Section 1 of the Combined Code throughout the year.
Board
The following are the current members of the board of directors of the company: Mr. Peter Zotto, Mr. Kevin Melia, Dr. Christopher J. Horn, Dr. Seán Baker, Dr. Ivor Kenny, Mr. Francesco Violante, Mr. James Maikranz and Mr. Bruce Ryan. Brief biographical details on each of the directors (including those being proposed for re-election as directors at the forthcoming annual general meeting) are set out below in the section entitled ‘Director Biographical Details’.
Role of the Board
The board is satisfied that it is a well-balanced and effective team to lead and control the company.
Whilst the board has delegated certain of its responsibilities to committees of the board, it reserves for itself particular matters on which it takes the ultimate decision. There has been no formal schedule of these matters drawn up as recommended under the provisions of the Combined Code, however matters reserved for decision to committees of the board are fully set out in the charter of the particular committee.
The board takes overall responsibility for approving the strategy of the group, for the review and approval of financial reporting and controls, for the approval of any capital and revenue expenditure of a significant size, for board membership and appointments, for corporate governance matters and for the approval of group policies and risk management strategies. Specific matters reserved for board decision include acquisitions not requiring shareholder approval and decisions on strategic investment.
The board has delegated responsibility for the day-to-day management of the group, through the Chief Executive Officer, to the executive management team. The Chief Executive Officer is accountable to the board for all authority delegated to executive management.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Role of the Board (continued)
The directors have access to independent professional advice, at the company’s expense, if and when required. All directors also have access to the advice and services of the company secretary. The company secretary is also responsible for ensuring board procedures are followed. The board regularly reviews its responsibilities and those of its committees (see below) and undertakes an annual evaluation process in respect of the board, its committees and each of the directors, including the Chairman (see below).
Board Balance and Independence
The board currently consists of one executive and seven non-executive directors. Brief biographical details of the directors are set out below in the section entitled ‘Director Biographical Details’. On January 25, 2007, Mr. John Conroy retired as a director and member of both the Audit Committee and Nominating and Corporate Governance Committee. On January 25, 2007, Mr. Bruce J. Ryan was appointed as a member of the Nominating and Corporate Governance Committee and Mr. James D. Maikranz was appointed as a member of the Audit Committee. On October 18, 2007, Dr. Seán Baker resigned as an executive director and became a non-executive member of the Board.
With the exception of Mr. Peter Zotto, all members of the board are non-executive directors. The board considers that between them, the directors bring the range of skills, knowledge and experience, including international experience, necessary to lead the company.
The board has considered the recommendations set out in the Combined Code and, notwithstanding the matters referred to below, it is the belief of the board that all of the non-executive directors, with the exception of Dr. Christopher J. Horn and Dr. Seán Baker, can be considered independent within the provisions of the Combined Code and that all non-executive directors are independent in character and there are no relationships or circumstances which have affected or are likely to affect the exercise of their independent judgement. This is evidenced in the deliberations of the board on issues of strategy, performance, resources, key appointments and standards of conduct.
The board has considered the recommendations under the provisions of the Combined Code regarding independence, and specifically the fact that non-executive directors participate in company share option schemes.
The non-executive directors are entitled to the automatic granting of share options under the 2006 Share Incentive Plan (as more fully described in the Compensation Report on behalf of the Board) on a periodic basis as set out in the Compensation Report. The board of directors has designated the Compensation Committee as the administrator of the 2006 Share Incentive Plan and the Compensation Committee may, under this scheme, grant additional options to non-executive directors at its discretion. To date the Compensation Committee has granted such additional options to a non-executive director once under the 2006 Share Incentive Plan, 18,000 options granted to Mr. Kevin Melia on September 18, 2007. The grants of options made to non-executive directors under the 2006 Share Incentive Plan were modest in size and the board has determined that such grants do not affect the independence of the non-executive directors as they have not affected, nor are they likely to affect, the independent judgement of the non-executive directors.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Board Balance and Independence (continued)
As recommended by the provisions of the Combined Code in relation to the independence of non-executive directors, and specifically the recommendation regarding close family ties with advisors, the board has considered the fact that Mr. Mark Kenny, a principal of K Capital Source Limited (“K Capital”), is the son of one of the non-executive directors, Dr. Ivor Kenny. The company has engaged K Capital to provide capital market communication and advisory services. K Capital provides a valuable service to the company, the fees for which are based on going market rates for such services, and the board has determined that the relationship between Dr. Kenny and one of the principals of K Capital has not affected, nor is it likely to affect, Dr. Kenny’s independent judgement. Furthermore, Dr. Kenny’s interaction with K Capital as a non-executive director of the company is minimal. K Capital was recently acquired by financial Dynamics Ireland Limited.
As recommended by the provisions of the Combined Code in relation to the independence of non-executive directors, and specifically the recommendation that the board should consider the effect (if any) on a non-executive director’s independence where he has served in excess of nine years on the board, the board has considered whether the fact that Mr. Kevin Melia has served as a non-executive director since 1994 affects his independence. During the years since his appointment as a non-executive director, Mr. Melia has held a number of important executive positions in other companies including Chief Executive Officer of Manufacturers’ Services Limited, Chief Financial Officer of Sun Microsystems and President of Sun Microsystems. Mr. Melia also served as Chairman of the Board of Manufacturers’ Services Limited, from January 2002 to January 2003 and is currently a non-executive director of Lightbridge, Inc., RadiSys Corp, C&S Wholesale Grocers,Inc. and is a director of Boulder Brook Partners LLC. Taking into account the key executive roles held by Mr. Melia in the past, the fact that he was only appointed Chairman in May 2003, the considerable business experience he brings to the company, his current non-executive director commitments with other companies, his ongoing business interests outside the group and the fact that he is considered independent under SEC and NASDAQ stock market rules, the board has determined that Mr. Melia’s length of service on the board does not affect his independence as non-executive director on the basis that it has not affected, nor is it likely to affect, his independent judgement.
The board has not appointed a senior independent non-executive director to date (as recommended under the provisions of the Combined Code), as it does not hold any one independent non-executive director senior to another. The board continues to keep this matter under review.
The role of the Chairman, which is non-executive, is separate from the role of Chief Executive Officer, and although not formally documented and agreed by the board, other than as set out in the company’s Articles of Association and the board committee charters, the division of responsibility between the two is clearly established.
Mr. Peter Zotto holds the position of Chief Executive Officer and Mr. Kevin Melia continues to serve as non-executive Chairman of the board.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
The Chairman
Mr. Kevin Melia has served as Chairman of the company since May 2003. He is responsible for the leadership of the board and setting its agenda. He also ensures, with the help of the company secretary, that all directors receive accurate, timely and clear information and, in particular, he facilitates and assists the non-executive directors in connection with their role and responsibilities.
The Chairman has other commitments in his roles as a non-executive director of Lightbridge Inc., RadiSys Corporation, C&S Wholesale Grocers, Inc and as a director of Boulder Brook Partners LLC. However the board is satisfied that these do not interfere with the performance of his duties as Chairman of the company.
The Vice-Chairman
Dr. Christopher J. Horn has served as Vice Chairman of the board since April 2005. He assists and supports the Chairman in discharging the responsibilities of providing leadership of the board and setting its agenda.
Induction & professional development
Directors are given a detailed briefing on their initial appointment and periodically receive briefings and updates from the company’s lawyers regarding their responsibilities under Irish company law and state and federal laws of the United States of America. The Chairman also gives periodic briefings to the directors regarding their role and responsibilities. In addition, the Nominating and Corporate Governance Committee, in keeping with its chartered responsibilities, monitors the overall mix of board skills, regularly evaluates the effectiveness of the board and its members, and addresses any areas which would benefit from further development.
Copies of board papers are circulated to directors in advance of meetings. Directors are encouraged to participate in debate and to bring independent judgement to bear on matters being considered.
Appointments to the Board
Non-executive directors are not appointed for specific terms by the company (as recommended under the provisions of the Combined Code) but all directors are required to stand for election by shareholders at the annual general meeting following appointment by the board and thereafter for re-election on a three year rotational basis which assists in ensuring planned and progressive refreshing of the board. The board believes that the fixing of specific terms for non-executive directors could restrict the experience and knowledge of the business gained by the non-executive directors.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Appointments to the Board (continued)
A non-executive director who has served on the board for in excess of nine years is not subject to annual re-election as recommended by the provisions of the Combined Code. This currently arises only in relation to Mr. Kevin Melia, who has served on the board since 1994 and Dr. Ivor Kenny who has served on the board since 1999. The board is keeping this matter under review.
Mr. Melia, Dr. Seán Baker and Mr. James Maikranz are being proposed for re-election as directors at the forthcoming annual general meeting. Brief biographical details on each of these directors are set out below in the section entitled ‘Director Biographical Details’.
Board Evaluation
Commencing in December 2006, the board undertook a process of evaluation of the performance of the board, the board’s committees and of each of the directors individually, including the Chairman. Each non-executive director was required to complete a detailed confidential questionnaire evaluating his own performance, the individual performance of each of his fellow directors, both executive and non-executive (including the Chairman), the performance of the board as a whole and the performance of the board’s committees.
This evaluation process was co-ordinated on a confidential basis by the company secretary and the Chairman. The Chairman and the Nominating and Corporate Governance Committee reviewed and considered the results of each evaluation. Following this review and consideration, in March 2007, the Chairman reported back to the board as a whole on the results of the evaluation process, spoke to each committee chairman about the results of their committee evaluation and discussed with each director individually the results of their self and peer evaluations.
In conformity with the recommendation of the Combined Code that the non-executive directors meet without the Chairman present to formally appraise the Chairman’s performance, the Nominating and Corporate Governance Committee met without the Chairman present to formally appraise his performance. The Nominating and Corporate Governance Committee reported to the board on the results of the committee’s evaluation of the Chairman’s performance.
In December 2007, the current board evaluation was commenced and the process to be followed will be substantially similar to that completed in March 2007 and described above.
Director Biographical Details
Mr. Kevin Melia is being proposed for re-election as a director at the forthcoming annual general meeting. Mr. Melia has served as Chairman of the Board since May 2003 and as a non-executive director from May 1994. Mr. Melia served as Chairman of the Board of Manufacturers’ Services Limited, an electronics manufacturing outsourcing company from January 2002 to January 2003. From June 1994 to January 2002, Mr. Melia served as Chief Executive Officer of Manufacturers’ Services Limited. From January 1992 to June 1994, he was Chief Financial Officer of Sun Microsystems, a workstation manufacturer.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Director Biographical Details (continued)
In addition, from January 1993 until February 1994, Mr. Melia was President of Sun Microsystems Computer Co., a division of Sun Microsystems. Mr. Melia currently serves on the board of directors of RadiSys Corp., a U.S.-based provider of embedded advanced solutions for the communications networking and commercial systems markets, Greatbatch, Inc., a CRM and medical device manufacturer, and C&S Wholesale Grocers, Inc., a U.S.-based wholesale grocery distributor. He is also currently serving as a joint managing director of Boulder Brook Partners LLC, a U.S.-based private investment firm.
Dr. Seán Baker is being proposed for re-election as a director at the forthcoming annual general meeting. Dr. Baker served as the company’s Chief Corporate Scientist from May 2003 to October 2007. Dr. Baker served as an executive director from March 1991 to October 2007 when he became a non-executive director. Dr. Baker co-founded the company in March 1991, and served as Senior Vice President from March 1991 until 1996, as Executive Vice President, Customer Services from 1996 until 1999, as Chief Scientific Officer from 1999 until November 2000, as Executive Vice President and Chief Technology Officer from November 2000 until September 2001, and as Chief Corporate Officer from September 2001 though May 2003. From 1981 to 1994, Dr. Baker held a tenured post in the Computer Science Department at Trinity College, Dublin. Dr. Baker currently serves on the board of directors of National Digital Research Centre Limited, an Irish based technology research and innovation company. He formed and is co-director of CIO Ireland, and he is a member of the Advisory Science Council, the Executive Committee of the Irish Software Association, the Advisory Board Irish Centre for High-End Computing, and he chairs the R&D Advisory Committee to the ICT Sector within ICT Ireland.
Mr. James Maikranz is being proposed for re-election as a director at the forthcoming annual general meeting. Mr. Maikranz has served as a non-executive director since July 2001. Mr. Maikranz was employed by J.D. Edwards & Company, a provider of collaborative software solutions, from October 1998 to March 2001, most recently as Senior Vice President of Worldwide Sales. Prior to joining J.D. Edwards & Company, Mr. Maikranz was employed by SAP AG, a provider of e-business software solutions, from January 1992 until September 1998, most recently as Senior Vice President of Sales. Mr. Maikranz has also served in senior executive positions for Computer Application Specialists, a software company specialising in the oil and gas industry, and Info Services, a company providing human resources based software applications. Mr. Maikranz was a founder and member of the Board of Directors of the Chaptec Solutions Company, a management consulting firm. Mr. Maikranz has been an advisory board member for i2 Technologies, Inc., a supply chain optimisation company, and currently serves on the board of directors of Servigistics, Inc., a global service parts management solutions company, Taleo Corporation (formerly known as Recruitsoft, Inc.), and DataSynapse, Inc., a grid computing software application company.
Mr. Peter M. Zotto has served as Chief Executive Officer and an executive director since April 2005. Mr. Zotto served as Chief Operating Officer from October 2003 until April 2005 and as President from October 2004 until April 2005. Prior to joining IONA, Mr. Zotto was the Chief Executive Officer of Proteus Industries, Inc., a life sciences company, from January 2003 until August 2003. Mr. Zotto is the founder of Claright, a consulting firm specialising in providing marketing expertise to small to mid-sized companies, and served as its President from April

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Director Biographical Details (continued)
2001 through October 2002. From September 1999 through March 2001, Mr. Zotto was Chief Executive Officer of WBT Systems, Inc., an e-learning software company. Mr. Zotto held a number of executive management positions at Digital Equipment Corporation from 1992 through 1999, including General Manager and Vice President, Workstations Business, Vice President European Sales and Marketing and General Manager, Systems Business Unit.
Mr. Francesco Violante has served as a non-executive director since May 2001. Since June 2006, Mr. Violante has served as Chief Executive Officer of the SITA Group, a Swiss-based global airline reservation systems company. Mr. Violante served as Regional Vice President of Electronic Data Systems Corp Europe from October 2000 to May 2003. From May 2003 until June 2006, Mr. Violante served as Managing Director of SITA, Inc., and as its Senior Vice President, from October 1999 to September 2000. Mr. Violante served as Chief Information Officer of Telecom Italia SpA, an Italian telephone company, from September 1998 to October 1999. Prior to September 1998, Mr. Violante held numerous executive management positions at Compaq Corporation Europe and Digital Equipment Corporation.
Dr. Ivor Kenny has served as a non-executive director since August 1999. Dr. Kenny has written thirteen books on strategic leadership, for one of which he was awarded a DLitt and Outstanding Doctor of the Year. He is currently a director of the Irish-based international media group Independent News and Media PLC and Distinguished Professor of Public Policy at International Management Centres. He is a former Chairman of the Irish-based Smurfit Paribas Bank and of Odyssey PLC and a former director of Kerry Group PLC. Dr. Kenny served, from 1982 until November 2006, as Senior Research Fellow at University College Dublin, where he worked with international organisations on their strategies. He was Director General of the Irish Management Institute from 1962 to 1983, Chancellor of the International Academy of Management from 1982 to 1987, Executive-in-Residence at Indiana University in 1986 and a Fulbright Fellow at American universities. He holds a number of distinctions and honorary doctorates and was invested a Knight Commander of the Order of St. Gregory by Pope John Paul II. He was awarded the Gold Medal of Honor of the Comité International de l’Organisation Scientifique and the First Economics Award of the Economic Development Foundation, Texas.
Dr. Christopher J. Horn has served as Vice Chairman of the Board since April 2005. Dr. Horn served as Chief Executive Officer and as an executive director from May 2003 until April 2005. Dr. Horn served as Chairman of the Board since the company’s inception through to May 2003. Dr. Horn co-founded the company in March 1991. He was the initial developer of IONA’s Orbix product and served as President and Chief Executive Officer from the company’s inception until May 2000. Dr. Horn received his Doctorate in Computer Science from Trinity College, Dublin. Dr. Horn serves as a director for the charitable organisation UNICEF Ireland. Dr. Horn currently serves on the Board of Directors of UUTECH, the University of Ulster’s technology and knowledge transfer company, Cloudsmith Inc, a U.S.-based software tooling company, Sli Siar Teoranta, an Irish-based business consultancy company and LeCayla Technologies Limited, an Irish-based software billing systems company. Dr. Horn received an honorary Doctor of Science from Trinity College, Dublin and the Gold Medal for Industry from the Industry and Commerce Committee of the Royal Dublin Society in 2001.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Director Biographical Details (continued)
Mr. Bruce Ryan has served as a non-executive director since June 2006. From November 2003 to June 2004, Mr. Ryan served as the Interim Chief Executive Officer of Silverstorm Technologies, Inc., a networking technology company. From February 1998 to November 2002, Mr. Ryan served as Executive Vice President and Chief Financial Officer of Global Knowledge Network Training LLC, a provider of information technology learning services and certifications, and from July 1994 to October 1997, he served as the Executive Vice President and Chief Financial Officer of Amdahl Corporation, a provider of information technology solutions. In addition, from 1969 to 1994, Mr. Ryan held various executive positions at Digital Equipment Corporation, including Senior Vice President of Financial Services, Senior Vice President of Industry Marketing and Vice President and Corporate Controller. Mr. Ryan also currently serves on the board of KVH Industries, Inc. and is the chairman of its audit committee.
Board and Committee Meetings
The board meets regularly throughout the year and all directors have appropriate and timely access to the information necessary to enable them to discharge their duties. The Chairman also holds regular meetings with the non-executive directors.
There were 8 scheduled meetings of the board during 2007. Details of directors’ attendance at those meetings are set out in the table on page 26. Directors unable to attend a board meeting due to other engagements are nevertheless provided with all the papers and other information relevant for such meeting and are able to discuss any issues arising at the meeting with the Chairman or Chief Executive and to furnish a proxy with respect to any matter being resolved upon, should they choose to do so. The Chairman sets the agenda for each meeting in consultation with the Chief Executive Officer and the company secretary.
Board Committees
The company has an effective committee structure in place to help it in the discharge of its responsibilities. Each of the committees has clearly defined terms of reference, procedures, responsibilities and powers. The terms of reference of the committees are available on the investor relations section of company’s website (http://www.iona.com/), are publicly available from the company’s SEC filings or available on request from the company secretary and are also made available at each annual general meeting of the company. Functions and membership of board committees are described below. Membership and chairmanship of board committees is kept under review to ensure that undue reliance is not placed on particular individuals.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Audit Committee
The Audit Committee oversees the group’s accounting and financial reporting process and the audit of the group’s financial statements, recommends independent accounting firms to shareholders for appointment, and approves the fees and other compensation to be paid to the auditors. Until January 25, 2007, the Audit Committee was composed of Mr. Kevin Melia, Mr. Bruce Ryan and Mr. John Conroy. Mr. John Conroy retired as a member of the Board of Directors and Audit Committee on January 25, 2007, and Mr. James Maikranz was appointed as a member of the Audit Committee to fill the vacancy. The Audit Committee is currently composed of Mr. Melia, Mr. Ryan and Mr. Maikranz. Mr. Ryan serves as Chairman of the Audit Committee. The responsibilities of the Audit Committee are set forth in its charter and include reviewing the company’s annual and quarterly financial statements and taking steps to ensure that an independent accounting firm reviews the company’s financial statements prior to their filing with the ISE, the SEC or other regulatory bodies.
The Audit Committee also reviews the terms of all material transactions and arrangements between the company and its subsidiaries at least once each year. The Audit Committee also reviews the performance of the group’s independent accounting firm, their independence and objectivity, and the nature and extent of any non-audit work carried out by them for the group and reviews the scope and results of the group’s audit and its costs, and effectiveness and adequacy of the internal financial and accounting controls.
In summary, the Audit Committee undertook the following work during the year ended December 31, 2007:
•	reviewed the group’s annual and quarterly financial statements;

•	reviewed and approved the corporate investment policy of the company;

•	reviewed and approved the company’s Annual Report for the year ended December 31, 2006 on Form 20-F;

•	reviewed the implementation of Section 404 of Sarbanes-Oxley Act 2002 compliance program;

•	reviewed the effectiveness of the system of internal control;

•	reviewed and pre-approved the provision of non-audit services; and

•	reviewed and approved the audit plan for 2007.
The Audit Committee met 8 times during 2007. Details of directors’ attendance at those meetings are set out in the table on page 26.
Compensation Committee
The Compensation Committee establishes and reviews overall policy and structure with respect to compensation matters, including the determination of compensation arrangements for the company’s Chairman, executive directors, executive officers and key employees. The Compensation Committee consults with the Chairman and/or the Chief Executive Officer about their proposals relating to the remuneration of other executive officers and has access to professional advice inside and outside the company. The Compensation Committee is also responsible for the administration and award of equity incentives pursuant to the company’s equity incentive plans and administration of the company’s 1999 Employee Share Purchase Plan. The current members of the Compensation Committee are Dr. Ivor Kenny, Mr. James Maikranz, and Mr. Francesco Violante. Dr. Kenny serves as Chairman of the Compensation Committee.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Compensation Committee (continued)
The Compensation Committee met 15 times during 2007. Details of directors’ attendance at those meetings are set out in the table on page 26.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee reviews the composition, size and organisation of the board of directors and makes recommendations to the board with regard to any new appointments or adjustments deemed necessary. The Nominating and Corporate Governance Committee reviews and assesses the adequacy of the Code of Business Conduct and Ethics at least annually and monitors its compliance. Until January 25, 2007 the Nominating and Corporate Governance Committee was composed of Mr. Kevin Melia, Dr. Ivor Kenny and Mr. John Conroy. Upon Mr. Conroy’s retirement from the board of directors and the Nominating and Corporate Governance Committee on January 25, 2007, Mr. Bruce Ryan was appointed as a member of the committee to fill the vacancy. The Nominating and Corporate Governance Committee is currently composed of Mr. Melia, Dr. Kenny and Mr. Ryan. Mr. Melia currently serves as Chairman of the Nominating and Corporate Governance Committee.
In summary, the Nominating and Corporate Governance Committee undertook the following work during the year ended December 31, 2007:
•	pursuant to Section B, paragraph 13 of the Nominating and Corporate Governance Committee Charter and the terms of the Code of Business Conduct and Ethics, reviewed related party transactions for potential conflicts of interest situations;

•	reviewed the composition, size, skills, effectiveness and organisation of the board of directors and its committees;

•	considered and recommended the re-election at the company’s AGM of those directors retiring by rotation pursuant to Article 80 of the Articles of Association.
The Nominating and Corporate Governance Committee met 5 times during 2007. Details of directors’ attendance at those meetings are set out in the table on page 26.
New Markets Committee
The New Markets Committee assesses potential new strategic markets, including vertical market opportunities, potential strategic and financial partners and potential strategic market initiatives as well as any other matters as the Board may delegate to the committee from time to time. The New Markets Committee is composed of Mr. James Maikranz, Mr. Peter Zotto and Dr. Seán Baker. Mr. Maikranz currently serves as Chairman of the New Markets Committee. The New Markets Committee met 2 times during 2007. Details of directors’ attendance at those meetings are set out in the table on page 26.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Attendance at Board and Committee Meetings during the year ended December 31, 2007:

							Nominating
							and
					Compen		Corporate		New
	Board		Audit		-sation		Governance		Markets
	A	B	A	B	A	B	A	B	A	B
Mr. Peter Zotto	8	8							2	2
Mr. Kevin Melia	8	8	8	8			5	5
Dr. Christopher J. Horn	8	8
Dr. Seán Baker	8	8							2	2
Dr. Ivor Kenny	8	8			15	15	5	5
Mr. John Conroy*	8	1	8	1
Mr. Francesco Violante	8	7			15	14
Mr. James D. Maikranz**	8	7	8	5	15	10			2	2
Mr. Bruce J. Ryan***	8	8	8	8			5	5
Column A – indicates the number of meetings held during the year the director was a member of the Board and/or Committee.
Column B – indicates the number of meetings attended during the period the director was a member of the Board and/or Committee.

*	On January 25, 2007 Mr. John Conroy retired as a member of the Board of Directors and Audit Committee.

**	On January 25, 2007 Mr. James Maikranz was appointed as a member of the Audit Committee to fill the vacancy left by the retirement of Mr. John Conroy.

***	On January 25, 2007, Mr. Bruce Ryan was appointed as a member of the Nominating and Corporate Governance Committee to fill the vacancy left by the retirement of Mr. John Conroy.
Directors’ Remuneration
Details of the company’s remuneration policy for executive directors and details of directors’ remuneration are contained in the Compensation Report on Behalf of the Board on pages 29 to 43.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Communications with Shareholders
Communications with shareholders are given high priority and there is regular dialogue with institutional shareholders through the company’s ongoing investor relations programme which is designed to ensure communication with its shareholder base. The company also gives general presentations at the time of the release of the annual and quarterly results. These results are also posted on the company’s website, www.iona.com.
Major acquisitions are notified to NASDAQ and the ISE in accordance with the requirements of the relevant Stock Exchange.
The company’s website provides the full text of the Annual Reports on Form 10-K (which are filed annually with the SEC). Press releases requiring release to the Stock Exchanges are made available immediately after release to the Stock Exchanges.
In addition, the company, through its Investor Relations department, responds to numerous queries from shareholders on a wide range of issues throughout the year and the Chairman, Chief Executive Officer and Chief Financial Officer also discuss issues and concerns with major shareholders. In addition non-executive directors are available to discuss issues and concerns with major shareholders if requested.
The company’s annual general meeting (“AGM”) also affords shareholders the opportunity to question the Chairman and the board and the chairmen of the Audit, Compensation and Nominating and Corporate Governance Committees. In the event that the chairman of any committee is unable for any reason to attend at the AGM, questions may be addressed to the Chairman of the board and where he is unable to answer the particular query himself, he will refer the question to another member of the relevant committee. The AGM held on September 18, 2007, was web-cast, enabling shareholders to listen to proceedings at the annual general meeting.
Separate resolutions are proposed at the AGM on substantially different issues. Notice of the AGM together with the Annual Report and financial statements are sent to shareholders at least 20 working days before the meeting and details of the proxy votes for and against each resolution are announced after the result of the show of hands.
Internal Control
The directors have overall responsibility for the company’s system of internal control and for reviewing its effectiveness. Such a system is designed to manage, rather than eliminate, the risk of failure to achieve business objectives and can only provide reasonable, and not absolute, assurance against material misstatement or loss.
The directors confirm that the company’s ongoing process for identifying, evaluating and managing its significant risks is in accordance with the Turnbull guidance (Internal Control: Guidance for Directors on the Combined Code, published in October 2005). The process has been in place throughout the accounting period and up to the date of approval of the Annual Report and financial statements and is reviewed regularly by the board.

IONA TECHNOLOGIES PLC
DIRECTORS’ REPORT
for the year ended December 31, 2007 (Continued)
CORPORATE GOVERNANCE STATEMENT (Continued)
Internal Control (continued)
The board receives, on a regular basis, reports on the key risks to the business and the steps being taken to manage such risks. It considers whether the significant risks faced by the company are being identified, evaluated and appropriately managed, having regard to the balance of risk, cost and opportunity. The chairman of the Audit Committee reports to the board on all significant issues considered by the committee.
The directors confirm that they have undertaken an annual review of the effectiveness of the system of internal control (covering all controls including financial, operational and compliance controls and risk management) up to and including the date of approval of the financial statements by the directors. This includes a review of the processes for identifying the principal business risks facing the company, the methods of managing these risks, the controls that are in place to contain them and the procedures to monitor them since the last annual review. No significant failings or weaknesses were identified in the review of the system of internal control. To the extent that any significant failings or weaknesses are otherwise identified, necessary actions are put in place by the company to remedy such failings or weaknesses.
Going concern
After making enquiries, the directors have a reasonable expectation that the company and the group have adequate resources to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the financial statements.
AUDITORS
Ernst & Young, Chartered Accountants, will continue in office in accordance with Section 160(2) of the Companies Act, 1963.
On behalf of the directors
DR. CHRISTOPHER J. HORN
DR. SEÁN BAKER
Directors
April 24, 2008

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007
Compensation Committee
The members of the Compensation Committee are listed on page 24. Details of the functions of the committee are also set out on page 24.
Compensation of non-executive directors
The ordinary remuneration (that is remuneration for ordinary director services) of the non-executive directors is determined by the board within the limits set out in the Articles of Association. In addition, non-executive directors may be paid such special remuneration as the board determines to be appropriate, for services that are outside the scope of ordinary non-executive director duties. Details of such special remuneration paid in the year ended December 31, 2007, are set out on pages 42 to 43. During 2007, non-executive directors received automatic option grants under the company’s 2006 Share Incentive Plan (a detailed description of which is set out on pages 30 to 31). Non-executive directors are not required to hold shares acquired by them through the exercise of their options for at least one year following their departure from the board, as is recommended by the Combined Code.
Compensation policy for executive directors
The company expects top levels of ability and commitment from all members of management. In return, it aims to provide executive directors with remuneration necessary to attract, retain and motivate them and that is competitive in the market, without overpaying, and that includes significant performance-related elements designed to align their interests with those of shareholders.
The Compensation Committee determines the contracts of service and emoluments of all executive directors and other senior executives in consultation, where appropriate, with the Chairman and/or the Chief Executive Officer. The Compensation Committee has access to professional advice inside and outside the company.
Base salaries for executive directors reflect job responsibilities and the levels prevailing in the appropriate market for comparable companies. Executive directors participate in annual bonus schemes, under which payments are made based on the director’s performance and the company performance.
The board of directors is satisfied that the executive officers of the company are dedicated to achieving significant improvements in the long-term financial performance of the company and the compensation policies and programmes implemented and administered have contributed, and will continue to contribute, towards achieving this goal.
Details on Change in Control Agreements between the company and certain executive directors are set out on page 35.
Executive directors are also eligible to participate in the company’s 2006 Share Incentive Plan.
Share Option and Share Based Award Schemes
The following is a brief description of the company’s share option and share based award schemes:

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
IONA Technologies PLC 2006 Share Incentive Plan
On May 10, 2006, the board of directors of the company adopted the IONA Technologies PLC 2006 Share Incentive Plan and on August 24, 2006, the 2006 Share Incentive Plan was approved by the company’s shareholders. The 2006 Share Incentive Plan replaces the company’s 1997 Share Option Scheme and 1997 Director Share Option Scheme, both of which were scheduled to expire in 2007. Following approval of the 2006 Share Incentive Plan by the shareholders, both the 1997 Share Option Scheme and 1997 Director Share Option Scheme were terminated and no additional options may be granted under these plans.
The features of the 2006 Share Incentive Plan include:
•	Share options (both incentive and non-qualified options), share appreciation rights, restricted share awards, unrestricted share awards, phantom share units and performance based awards may be granted or awarded to employees, consultants, directors and officers under the 2006 Share Incentive Plan;

•	The 2006 Share Incentive Plan will be administered by either the board of directors or the Compensation Committee of the board of directors. The board of directors has designated the Compensation Committee as the administrator of the 2006 Share Incentive Plan;

•	The maximum number of shares that may be issued under the 2006 Share Incentive Plan is the sum of (i) 4,000,000 Ordinary Shares, plus (ii) shares subject to awards outstanding under the 1997 Share Option Scheme and 1997 Director Share Option Scheme that are subsequently forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the company prior to vesting, satisfied without the issuance of shares or otherwise terminated (other than by exercise). As of December 31, 2007, an aggregate of 4,500,969 of the company’s Ordinary Shares are reserved for issuance upon the exercise of options outstanding and options available for grant under the 2006 Share Incentive Plan;

•	No more than twenty-five percent (25%) of shares issued under the 2006 Plan may be awarded as incentive options. Each share subject to unrestricted share awards, restricted share awards or phantom share units will be considered to be the equivalent of 1.5 shares subject to a share option for purposes of calculating the maximum share limit;

•	The Compensation Committee has the authority to select the individuals who will receive awards and determine the terms of the awards granted, including: (1) the number of shares subject to each award; (2) the date the award becomes exercisable or vests; (3) the exercise or purchase price (which in the case of an incentive share option cannot be less than the market price of the Ordinary Shares as of the date of grant or, in the case of an employee holding more than 10% of the combined voting power of IONA, 110% of the market price of the Ordinary Shares as of the date of grant); (4) the duration of the award; and (5) the time, manner and form of payment upon exercise or vesting of an award; and

•	Any material amendment (other than an amendment that curtails the scope of the 2006 Share Incentive Plan) is subject to approval by the company’s shareholders.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
IONA Technologies PLC 2006 Share Incentive Plan (Continued)
As was the case with the 1997 Director Share Option Scheme, subject to availability under the 2006 Share Incentive Plan, each non-executive director who is first elected to serve as a director will be automatically granted non-qualified options to acquire 30,000 shares on the date of his or her election. Annually thereafter, but subject to availability under the 2006 Share Incentive Plan, each non-executive director who is serving as a director of the company immediately after each annual meeting of shareholders, beginning with the 2006 annual meeting, will automatically receive either (1) a non-qualified option to acquire 3,000 Ordinary Shares or (2) in the event that the director is required to seek re-election at such meeting, a non-qualified option to acquire 21,000 shares. However, if the non-executive director has participated in fewer than seventy-five percent (75%) of the meetings of the board since the date of the last annual meeting, then no award or grant of any options will be made to such director. The Compensation Committee may grant additional non-qualified options to non-executive directors. Unless otherwise determined by the Compensation Committee, option grants to directors will vest in accordance with the following schedule: (1) one-third of the options will be immediately vested as of the grant date, (2) one-third of the options will vest on the first anniversary of the date of grant, and (3) the remaining one-third of the options will vest on the second anniversary of the date of grant.
The 2006 Share Incentive Plan provides that in the event of the dissolution or liquidation of the company or a change in control of the company, all outstanding share options, share appreciation rights, restricted shares, unrestricted shares, phantom share units and other securities granted under the plan will automatically terminate unless provision is made for their assumption or continuation by the successor entity or the substitution of new awards by the successor entity. However, each participant will be entitled, within a specified period of time prior to the consummation of such trigger event, to exercise his outstanding options and share appreciation rights, subject, in the case of options and share appreciation rights that are not exercisable before the sale event, to the consummation of the sale event. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Compensation Committee’s discretion. In addition, in the event of a change in control of the company in which the company’s shareholders will receive cash consideration, the company may make or provide for a cash payment to participants holding options and share appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or share appreciation rights.
As of December 31, 2007, an aggregate of 4,500,969 of the company’s Ordinary Shares are reserved for issuance upon the exercise of options and phantom share units outstanding and options available for grant under the 2006 Share Incentive Plan.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
1997 Share Option Scheme
Following the approval of the 2006 Share Incentive Plan by the company’s shareholders on August 24, 2006, the 1997 Share Option Scheme was terminated and no future grants may be made under this scheme. All outstanding options as of the termination date of the 1997 Share Option Scheme remain outstanding until they expire in accordance with the terms of the scheme. Generally, under the 1997 Share Option Scheme, options are not transferable by the option holder except by will or by the laws of descent and distribution. Options granted under the 1997 Share Option Scheme expire ten years from the date of grant or five years from the date of grant in the case of an incentive share option granted to an employee holding more than 10% of the company’s total combined voting power at the time of the grant.
Subject to the provisions of the 1997 Share Option Scheme, the Compensation Committee retains the authority to determine or alter certain of the terms of the options granted, including the date the option becomes exercisable and the time, manner and form of payment upon exercise of an option. As of December 31, 2007, an aggregate of 6,199,042 of the company’s Ordinary Shares are reserved for issuance upon the exercise of options outstanding under the 1997 Share Option Scheme.
1997 Director Share Option Scheme
Following the approval of the 2006 Share Incentive Plan by the company’s shareholders on August 24, 2006, the 1997 Director Share Option Scheme was terminated and no future grants may be made under this scheme. All outstanding options as of the termination date of the 1997 Director Share Option Scheme remain outstanding until they expire in accordance with the terms of the scheme.
Under the 1997 Director Share Option Scheme, each of the company’s non-executive directors automatically received an option to purchase 30,000 Ordinary Shares on the date such person was first elected to the company’s board of directors. In addition, each non-executive director automatically received (1) an option to purchase an additional 21,000 Ordinary Shares at the time of each annual meeting of shareholders at which such director is re-elected by rotation and (2) an option to purchase an additional 3,000 Ordinary Shares at the time of each subsequent annual meeting of shareholders following which such person will continue to serve as a director without re-election, provided, however, that such person had participated in no fewer than 75% of the meetings of the company’s board of directors held during such year; and provided also that no such additional option was granted unless at least one year has elapsed since the date on which the non-employee director was granted his or her initial option to purchase 30,000 Ordinary Shares on his first election to the company’s board of directors. The exercise price per share for all options granted under the 1997 Director Share Option Scheme was equal to the fair market value of the Ordinary Shares on the date of grant. All options granted under the 1997 Director Share Option Scheme are exercisable in three equal annual instalments, beginning on the date of grant of the option. The options accelerate and become exercisable in full, however, in the event the option holder’s service on the company’s board of directors ceases by reason of his or her death or permanent disability or in the event of an acquisition of the company. The term of each option is ten years from the date of grant. As of December 31, 2007, an aggregate of 351,000 Ordinary Shares are reserved for issuance upon the exercise of options outstanding under the 1997 Director Share Option Scheme.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
Genesis Development Corporation 1997 Stock Option Plan
In connection with the company’s acquisition of Genesis Development Corporation (“Genesis”) in 2000, all of the outstanding share options under the Genesis 1997 Stock Option Plan were converted into options to purchase the company’s Ordinary Shares. As of December 31, 2007, an aggregate of 288 Ordinary Shares are reserved for issuance upon exercise of outstanding converted Genesis stock options under the Genesis 1997 Stock Option Plan. The company does not intend to grant any more options under the Genesis 1997 Stock Option Plan.
Netfish Technologies, Inc. 1999 Stock Option Plan
In connection with the company’s acquisition of Netfish Technologies, Inc., (“Netfish”) in 2001, all of the outstanding share options under the Netfish 1999 Stock Option Plan were converted into options to purchase the company’s Ordinary Shares. As of December 31, 2007, an aggregate of 25,594 Ordinary Shares are reserved for issuance upon exercise of the outstanding options under the Netfish 1999 Stock Option Plan. The company does not intend to grant any more options under the Netfish 1999 Stock Option Plan.
1999 Employee Share Purchase Plan
In 1999, the company established a qualified Employee Share Purchase Plan. The company’s board of directors and shareholders approved in 2003 an amendment to the 1999 Employee Share Purchase Plan to increase the number of the company’s Ordinary Shares issuable under the plan to 2,000,000. All of the company’s employees and employees of the company’s participating subsidiaries who are employed full-time on the first and last business day of any payment period and have worked for more than five months in any calendar year are eligible to participate. The purchase price per Ordinary Share for each payment period (a six-month period commencing February 1 and August 1 and ending July 31 and January 31, respectively, in each year) is the lesser of (1) 85% of the average market price of the company’s ADSs on the first business day of the payment period and (2) 85% of the average market price of the company’s ADSs on the last business day of the payment period, in either event rounded up to the nearest cent. In each payment period, an employee may authorise payroll deductions in an amount not less than 1% but not more than 10% of the employee’s salary for participation in the 1999 Employee Share Purchase Plan. Rights under the 1999 Employee Share Purchase Plan terminate in certain specified events including retirement, resignation and death.
Once enrolled, an employee may withdraw from the 1999 Employee Share Purchase Plan (in whole but not in part) at any time prior to the last day of a six month payment period by delivering a written withdrawal notice to the company. An employee who has previously withdrawn must file a new authorisation at least ten days before the first day of the next payment period in which he or she wishes to participate. Unless terminated sooner, the 1999 Employee Share Purchase Plan terminates on June 9, 2009. As of December 31, 2007, 1.5 million of the company’s Ordinary Shares have been issued under the 1999 Employee Share Purchase Plan.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
Company’s Policy on Granting Share Options and other Share Based Awards
Under the terms of the 1997 Share Option Scheme, the Compensation Committee selected, until the date of replacement of the 1997 Share Option Scheme by the 2006 Share Incentive Plan, the eligible individuals who were to receive options and determined the number of shares subject to each option granted. The number of shares subject to an employee’s option was determined by reference to a number of factors, including the employee’s position in the company, the employee’s length of service with the company, the employee’s performance over any applicable performance period and the importance to the company of retaining the employee for the longer term.
The Compensation Committee did not exercise discretion with respect to the grant of options under the 1997 Director Share Option Scheme and does not exercise discretion with respect to the purchase of shares under the 1999 Employee Share Purchase Plan. The purchase of shares under the 1999 Employee Share Purchase Plan is determined by the terms and conditions of the scheme. There are no performance criteria to be satisfied by directors with respect to exercising their options. For details of the share options held by each director, please see pages 37 to 39.
Under the terms of the 2006 Share Incentive Plan, the Compensation Committee selects the eligible individuals who will receive share options, share appreciation rights, restricted share awards, unrestricted share awards, phantom share units and performance based awards and determines the number of shares subject to each option and share based award granted. The number of shares subject to an employee’s option and/or share based award is determined by reference to a number of factors, including the employee’s position in the company, the employee’s length of service with the company, the employee’s performance over any applicable performance period, the importance to the company of retaining the employee for the longer term and, in the case of performance based share awards, the company’s performance over any applicable performance period. The Compensation Committee does not exercise discretion with respect to the automatic grant of options to non-executive directors under the terms of the 2006 Share Incentive Plan.
Pensions
Pensions for directors are provided under defined contribution pension plans. The total contribution paid for directors by the company under the defined contribution pension scheme for the year ended December 31, 2007 was US$13,766 (2006: US$16,338).
Individual contributions for the year ended December 31, 2007:

Name	US$
Dr. Seán Baker	6,166
Mr. Peter Zotto	6,600

TOTAL	13,766

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
Change in Control Agreements
In February 2003, the board of directors adopted the Non-Executive Directors’ Change in Control Plan. Under this plan, if there is a change in control of the company, all of the unvested share options held by the non-executive directors will vest and they will receive additional fees equal to two times the fees payable to them for the year in which the change occurs or for the previous year, whichever is higher.
The company has entered into Change in Control Agreements with each of its executive officers*. Under each of these agreements, if there is a change in control of the company and the surviving company does not assume the company’s share option plans or provide the executive officer with comparable substitute options, the executive officer’s unvested share options will vest. In addition, if the executive officer’s employment is terminated (i) without cause within the period beginning three months prior to the announcement of the change in control and ending two years after the change in control or (ii) by the executive officer for good reason within two years after the change in control, the executive officer’s unvested share options will vest and the executive officer will be entitled to continued health, vision and dental insurance benefits and a severance payment. The executive officer’s severance payment will equal two times the sum of the executive officer’s highest annual base salary during the period commencing immediately prior to the change in control through the date of termination and highest annual target bonus during the period commencing the calendar year prior to the change of control through the calendar year of the date of termination.
*The company’s executive officers are as follows; Mr. Peter Zotto (Chief Executive Officer), Mr. Christopher M. Mirabile (Chief Financial Officer and General Counsel), Mr. Scott Devens (Vice President – Worldwide Sales), Mr. Lawrence Alston (Vice President and General Manager– Open Source) and Mr. Eric Newcomer (Chief Technology Officer).
Service contracts
With the exception of Mr. Peter Zotto (see below), no director has a service contract with a notice period in excess of one year and no director is entitled to compensation for termination which exceeds one year’s salary and benefits in kind.
Mr. Zotto has entered into an amended and restated employment agreement with the company which is effective on April 14, 2008. Mr. Zotto’s original employment agreement with the company was effective on April 14, 2005. In connection with the original employment agreement, Mr. Zotto became Chief Executive Officer of the company and was appointed as a director until the company’s 2005 Annual Meeting, at which time he was elected as a director until the company’s 2007 Annual General Meeting. Mr. Zotto was re-elected as a director at the company’s 2007 Annual General Meeting until the company’s 2010 Annual General Meeting. Mr. Zotto’s initial employment term under the amended and restated employment agreement is three years, followed by successive one-year employment terms unless his employment is terminated in accordance with his employment agreement. Mr. Zotto is entitled, with effect from April 1, 2008, to an annual base salary of US$400,000 and an annual target bonus of US$300,000, based on the achievement of certain company and individual performance objectives. Mr. Zotto’s service contract with the company has a notice period in excess of one year, which, following an evaluation of comparable market compensation data, was considered at the time by the company to be necessary to attract an executive of sufficient calibre for such a key role.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF THE BOARD
for the year ended December 31, 2007 (Continued)
Service contracts (Continued)
If Mr. Zotto’s employment is terminated by the company other than for “Cause” or Mr. Zotto terminates his employment for “Good Reason”, each as defined in the employment agreement, he will be entitled to (a) payment of all “Accrued Obligations”, as defined in the employment agreement, (b) a one-time lump sum payment of 18 months of his base salary in effect on the termination date, (c) a one-time payment equal to 150% of his target bonus, and (d) immediate vesting of all unvested shares, share options, awards and rights to the extent they would have become vested and exercisable if Mr. Zotto’s employment had continued to the date that is 18 months after the termination date. In the event, however, that Mr. Zotto is entitled to payments and benefits under his change in control agreement dated October 14, 2003, he shall not be entitled to receive any payments, severance or other benefits under his employment agreement, except for the payment of Accrued Obligations.
Neither Mr. Kevin Melia, Dr. Seán Baker nor Mr. James Maikranz, who are subject to re-election at the forthcoming AGM, have written service contracts with the company.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Directors’ Share Options

	At
	January 1,									Market
	2007									price
	(or date of	Granted	Expired	Exercised	Cancelled	At	Exercise	Date from		at date
	appointment,	during	during	during	during	December 31,	price	which	Expiry	of exercise
	if later)	year	year	year	year	2007	US$	exercisable	date	US$
Mr. Peter Zotto	300,000	—	—	—	—	300,000	3.00	10/13/2004	10/13/2013	—
	70,000	—	—	—	—	70,000	3.26	08/17/2005	08/17/2014	—
	250,000	—	—	—	—	250,000	5.30	02/01/2006	02/01/2015	—
	125,000	—	—	—	—	125,000	3.68	02/23/2007	02/23/2016	—
	—	75,000	—	—	—	75,000	5.33	12/02/2008	12/02/2017	—
Mr. Kevin Melia	21,000	—	—	—	—	21,000	15.00	06/16/1999	06/16/2009	—
	12,250	—	—	—	—	12,250	15.00	06/16/2000	06/16/2009	—
	3,000	—	—	—	—	3,000	74.50	07/27/2000	07/27/2010	—
	3,000	—	—	—	—	3,000	31.15	07/18/2001	07/18/2011	—
	21,000	—	—	—	—	21,000	2.25	07/30/2002	07/30/2012	—
	3,000	—	—	—	—	3,000	3.16	09/09/2003	09/09/2013	—
	100,000	—	—	—	—	100,000	4.76	11/18/2004	11/18/2013	—
	21,000	—	—	—	—	21,000	3.42	08/18/2004	08/18/2014	—
	21,000	—	—	—	—	21,000	3.25	08/25/2005	08/25/2015	—
	21,000	—	—	—	—	21,000	4.11	08/24/2006	08/24/2016	—
	—	21,000	—	—	—	21,000	3.36	18/09/2007	18/09/2017	—
Dr. Christopher J. Horn	100	—	—	—	—	100	18.75	10/01/1999	10/01/2008	—
	100	—	—	—	—	100	13.63	04/08/2000	04/08/2009	—
	3,000	—	—	—	—	3,000	3.25	08/25/2005	08/25/2015	—
	21,000	—	—	—	—	21,000	4.11	08/24/2006	08/24/2016	—
	—	3,000	—	—	—	3,000	3.36	18/09/2007	18/09/2017	—

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Directors’ Share Options

	At
	January 1,									Market
	2007									price
	(or date of	Granted	Expired	Exercised	Cancelled	At	Exercise	Date from		date of
	appointment,	during	during	during	during	December 31,	price	which	Expiry	exercise
	if later)	year	year	year	year	2007	US$	exercisable	date	US$
Dr. Seán Baker	19,700	—	—	—	—	19,700	1.99	05/15/2003	05/15/2013	—
	40,000	—	—	—	—	40,000	2.20	08/01/2004	08/01/2013	—
	15,000	—	—	—	—	15,000	7.33	02/10/2005	02/10/2014	—
	3,000	—	—	—	—	3,000	3.26	08/17/2005	08/17/2014	—
Dr. Ivor Kenny	23,334	—	—	—	—	23,334	12.75	08/16/2000	08/16/2009	—
	3,000	—	—	—	—	3,000	74.50	07/27/2000	07/27/2010	—
	21,000	—	—	—	—	21,000	31.15	07/18/2001	07/18/2011	—
	3,000	—	—	—	—	3,000	2.25	07/30/2002	07/30/2012	—
	3,000	—	—	—	—	3,000	3.16	09/09/2003	09/09/2013	—
	21,000	—	—	—	—	21,000	3.42	08/18/2004	08/18/2014	—
	3,000	—	—	—	—	3,000	3.25	08/25/2005	08/25/2015	—
	3,000	—	—	—	—	3,000	4.11	08/24/2006	08/24/2016	—
	—	21,000	—	—	—	21,000	3.36	18/09/2007	18/09/2017	—
Mr. John Conroy	30,000	—	(30,000)	—	—	—	43.15	05/08/2001	24/02/2007	—
	3,000	—	(3,000)	—	—	—	2.25	07/30/2002	24/02/2007	—
	21,000	—	(21,000)	—	—	—	3.16	09/09/2003	24/02/2007	—
	3,000	—	(3,000)	—	—	—	3.42	08/18/2004	24/02/2007	—
	3,000	—	(3,000)	—	—	—	3.25	08/25/2005	24/02/2007	—
	21,000	—	(21,000)	—	—	—	4.11	08/24/2006	24/02/2007	—

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Directors’ Share Options

	At
	January 1,									Market
	2007									price
	(or date of	Granted	Expired	Exercised	Cancelled	At	Exercise	Date from		date of
	appointment,	during	during	during	during	December 31,	price	which	Expiry	exercise
	if later)	year	year	year	year	2007	US$	exercisable	date	US$
Mr. Francesco
Violante	30,000	—	—	—	—	30,000	43.15	05/08/2001	05/08/2011	—
	3,000	—	—	—	—	3,000	2.25	07/30/2002	07/30/2012	—
	3,000	—	—	—	—	3,000	3.16	09/09/2003	09/09/2013	—
	21,000	—	—	—	—	21,000	3.42	08/18/2004	08/18/2014	—
	3,000	—	—	—	—	3,000	3.25	08/25/2005	08/25/2015	—
	3,000	—	—	—	—	3,000	4.11	08/24/2006	08/24/2016	—
	—	21,000	—	—	—	21,000	3.36	18/09/2007	18/09/2017	—
Mr. James Maikranz	30,000	—	—	—	—	30,000	33.80	06/18/2001	06/18/2011	—
	3,000	—	—	—	—	3,000	2.25	07/30/2002	07/30/2012	—
	3,000	—	—	—	—	3,000	3.16	09/09/2003	09/09/2013	—
	3,000	—	—	—	—	3,000	3.42	08/18/2004	08/18/2014	—
	21,000	—	—	—	—	21,000	3.25	08/25/2005	08/25/2015	—
	3,000	—	—	—	—	3,000	4.11	08/24/2006	08/24/2016	—
	—	3,000	—	—	—	3,000	3.36	18/09/2007	18/09/2017	—
Mr. Bruce J. Ryan	30,000	—	—	—	—	30,000	4.16	06/01/2006	06/01/2016	—
	—	3,000	—	—	—	3,000	3.36	18/09/2007	18/09/2017	—

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Market Data
The market price of the company’s shares at December 31, 2007 was US$3.36, and the range during 2007 was US$2.73 to US$6.35.
Compensation of Directors
The following table sets out the compensation of the directors in accordance with the Listing Rules of the Irish Stock Exchange:

	2007	2006
	US$’000	US$’000
Executive Directors
Salary and bonus	452	946
Pension contributions	17	16

	469	962

Number of executive directors	2	2

Non-executive Directors
Fees – services as a director	538	570
Pension contributions	—	—

	538	570

Number of non-executive directors	8	7

Individual Compensation for the year ended December 31, 2007:

			Directors’
	Basic salary	Bonus	fees	Total
Name	US$	US$	US$	US$
Mr. Peter Zotto	368,755		—	368,755
Mr. Kevin Melia	—	—	174,000	174,000
Dr. Christopher J. Horn	—	—	90,000	90,000
Dr. Seán Baker	83,027	—	9,930	92,957
Dr. Ivor Kenny	—	—	66,000	66,000
Mr. John Conroy	—	—	4,500	4,500
Mr. Francesco Violante	—	—	55,500	55,500
Mr. James D. Maikranz	—	—	66,000	66,000
Mr. Bruce Ryan	—	—	72,000	72,000

TOTAL	451,782	—	537,930	989,712

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Individual Compensation for the year ended December 31, 2006:

			Directors’
	Basic salary	Bonus	fees	Total
Name	US$	US$	US$	US$
Mr. Peter Zotto	346,500	500,000	—	846,500
Mr. Kevin Melia	—	—	180,000	180,000
Dr. Christopher J. Horn	—	—	90,000	90,000
Dr. Seán Baker	99,883	—	—	99,883
Dr. Ivor Kenny	—	—	66,000	66,000
Mr. John Conroy	—	—	66,000	66,000
Mr. Francesco Violante	—	—	54,000	54,000
Mr. James D. Maikranz	—	—	60,000	60,000
Mr. William Burgess	—	—	10,500	10,500
Mr. Bruce Ryan	—	—	43,500	43,500

TOTAL	446,383	500,000	570,000	1,516,383

Share-based Payment

	2007	2006
	US$’000	US$’000
Mr. Peter Zotto	337	477
Mr. Kevin Melia	33	35
Dr. Christopher J. Horn	16	19
Dr. Seán Baker	—	—
Dr. Ivor Kenny	3	10
Mr. John Conroy	—	19
Mr. Francesco Violante	3	10
Mr. James D. Maikranz	6	16
Mr. William Burgess	—	—
Mr. Bruce Ryan	20	29

TOTAL	418	615

The share-based payment amounts above represent amortisation of the fair value of option awards granted subsequent to 7 November 2002 calculated using a Black-Scholes option-pricing model. Please see Note 17 for additional information regarding assumptions used by the group in its fair value calculation for options granted.

IONA TECHNOLOGIES PLC
COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Ordinary Remuneration
The non-executive Chairman of the board and non-executive directors received ordinary remuneration in 2007 in the form of monthly and per-meeting fees, in each case subject to the annual per person maximums also set forth below.

Non-Executive Director/			Annual Per Person
Chairman	Monthly Fee	Board Meeting Fee	Maximum
Chairman	US$3,000	US$3,000	US$72,000
Member	US$3,000	US$1,500	US$48,000
Special Remuneration
Each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and each chairman thereof, received special remuneration in 2007 in the form of per-meeting fees in each case subject to the annual per person maximums also set forth below. The non-executive director Chairman of the New Markets Committee received special remuneration in 2007 in the form of per-meeting fees in each case subject to the annual per person maximum set forth below.

Nominating and
Corporate
Committee	Compensation	Audit	Governance	New Markets
Chairman/	Committee	Committee	Committee	Committee
Member	Meeting Fee	Meeting Fee	Meeting Fee	Meeting Fee
Chairman	US$3,000 (annual maximum of US$12,000)	US$3,000 (annual maximum US$24,000)	US$3,000 (annual maximum of US$12,000)	US$3,000* (annual maximum US$24,000)

Member	US$1,500 (annual maximum of US$6,000)	US$1,500 (annual maximum of US$12,000)	US$1,500 (annual maximum of US$6,000)	US$1,500** (annual maximum of US$12,000)

*	These per-meeting fees were paid to the non-executive director Chairman of the New Markets Committee.

**	On becoming a non-executive director on October 18, 2007, Dr. Seán Baker became entitled to receive per-meeting fees in respect of his membership of the New Markets Committee.
In addition to the fees described above, Mr. Kevin Melia, who has served as non-executive Chairman of the Board since May 2003, received special remuneration in 2007 in the amount of US$84,000 for his service as the Chairman of the board.

COMPENSATION REPORT ON BEHALF OF BOARD
for the year ended December 31, 2007 (Continued)
Special Remuneration (Continued)
In addition to the fees described above, Dr. Christopher J. Horn, who has served as non-executive Vice-Chairman of the Board since April 2005, received special remuneration in 2007 in the amount of US$42,000 for his service as the Vice-Chairman of the board.
In addition, following Dr. Seán Baker’s resignation as an Executive Director on October 18, 2007 and effective from November 1, 2007 Dr. Baker received monthly special remuneration of $2,000 per month for providing specialised industry and technology consultancy services to the company and representing the company at occasional speaking engagements. In 2007, all directors were reimbursed for reasonable out-of-pocket travel expenses incurred by them in attending meetings of the board of directors or committee meetings.
The company currently pays each non-executive director fees for serving on the board and each committee of the board, all of which are described above.

IONA TECHNOLOGIES PLC
INFORMATION REQUIRED UNDER THE TAKEOVER REGULATIONS
The following is the information required to be included in the Directors Report under the European Communities (Takeover Bids (Directive (2004/25/EC)) Regulations 2006 (the “Takeover Regulations”).
(i)	There are two classes of shares in the authorised share capital of the company. These are ordinary shares and preference shares. There are no preference shares currently in issue.

(ii)	The only restrictions on the transfer of shares are those set out in the Articles of Association of the company. Under the Articles, the directors may in their absolute discretion and without giving any reason refuse to register a transfer of a share:
(a)	which is not fully paid provided however in the case of any such shares which are listed or dealt on a recognised stock exchange the directors shall allow dealings in such shares on an open and proper basis; or

(b)	any transfer by a minor or person of unsound mind or any renunciation of a share to any such person.
The directors may also refuse to register any transfer unless it is:
(i)	lodged at the registered office of the company or at such other place as the directors may appoint and accompanied by the relevant share certificate or certificates and such other evidence as the directors may reasonably require to show the right of the transferor or to make the transfer;

(ii)	in respect of any one class of shares; and

(iii)	in favour of not more than four transferees.
(iii)	In respect of each person with a significant direct or indirect holding of securities in the company please see the section entitled “Major Shareholders” on page 15;

(iv)	There are no securities carrying special rights with regard to control of the company.

(v)	The company does not have an employee share scheme which carries rights with regard to control of the company that are not exercisable directly by the employees.

(vi)	There are no restrictions on voting rights save as provided under general law. In relation to deadlines for exercising voting rights and arrangements by which with the company’s cooperation, financial rights carried by the securities are held by a person other than the holder of the securities see the paragraph below entitled “ADR Programme”.

(vii)	There are no agreements between shareholders that are known to the company and that may result in restrictions on the transfer of securities or on voting rights.

(viii)	The company has no rules in force in relation to the appointment and replacement of directors or amendment of the company’s Articles of Association save those that are set out in the company’s Articles of Association.

(ix)	The management powers of the company are vested in the directors under the Articles of Association of the company (subject to the provisions of the Companies Act 1963 to 2006, to the Memorandum and Articles of Association of the company and to any directions given by Special Resolution).

The directors have power to allot relevant securities as defined in Section 20 of the Companies (Amendment) Act 1983 up to a maximum of the authorised but as yet unissued share capital of the company as at the close of business (local Irish time) on the date of the 2006 Annual General Meeting (i.e. August 24, 2006).

IONA TECHNOLOGIES PLC
INFORMATION REQUIRED UNDER THE TAKEOVER REGULATIONS (Continued)
The directors have been authorised to effect market purchases of the company’s shares as defined by Section 212 of the Companies Act 1990 on such terms and conditions and in such manner as they may determine in accordance with and subject to the provisions of the Companies Act 1990 and to the restrictions and provisions set out in Article 11 of the Articles of Association of the company. The authority conferred on the directors shall expire at the close of business on the earlier of the date of the next Annual General Meeting of the company or 17 March 2009 unless previously revoked or renewed in accordance with the provisions of the Companies Act 1990.

(x)	There are no significant agreements to which the company is a party that take effect, alter or terminate on a change of control of the company following a bid (as defined in the Takeover Regulations).

(xi)	In respect of agreements between the company and any of its directors or employees that provide for a compensation for loss of office or employment that occurs because of a bid (as defined in the Takeover Regulations) please see the following:
a.	the Change in Control Plan for non-executive directors referred to at page 45.

b.	the Change in Control Agreements for executive officers referred to at page 45.
ADR PROGRAMME
The company has an ADR programme in place in respect of its securities. Bank of Ireland Nominees Limited is currently the nominee holder of Deutsche Bank Trust Company Americas, as depositary (the “Depositary”) under the Deposit Agreement dated as of April 26, 2004, among the company, the Depositary and the holders and beneficial holders of American Depositary Receipts issued thereunder (“ADRs”) evidencing American Depositary Shares (“ADSs”) representing Ordinary Shares (the “Deposit Agreement”), Subject to certain limitations set forth in the Deposit Agreement, the Depositary (or more specifically its nominee, Bank of Ireland Nominees Ltd.) has the right to vote all Ordinary Shares deposited under the Deposit Agreement. The Depositary, however, is required by the Deposit Agreement to vote the Ordinary Shares deposited thereunder in accordance with the instructions of ADR holders and is prohibited from exercising voting discretion in respect of any such Ordinary Shares. As soon as practicable after receipt from the company of notice of any meeting or solicitation of consents or proxies of holders of Ordinary Shares, the Depositary is required to mail to holders of ADRs a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each ADR holder on the record date set by the Depositary therefore will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Ordinary Shares represented by the ADSs evidenced by such holder’s ADRs, and (c) the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the company. Upon receipt of instructions of an ADR holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavour insofar as practicable and permitted under the provisions of or governing the Ordinary Shares to vote or cause to be voted (or to grant a discretionary proxy to a person designated by the company to vote in accordance with (c) above) the Ordinary Shares represented by the ADSs evidenced by such holder’s ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Ordinary Shares deposited under the Deposit Agreement.

IONA TECHNOLOGIES PLC
INFORMATION REQUIRED UNDER THE TAKEOVER REGULATIONS (Continued)
ADR PROGRAMME (continued)
To the extent that the ADR holders do not provide instructions to the Depositary in a timely manner, the Depositary shall give a discretionary proxy to a person designated by the company to vote such Ordinary Shares except where (i) the company does not wish the proxy given, (ii) substantial solicitation of proxies in opposition to a matter exists or (iii) a matter materially and adversely affects the rights of the holders of such Ordinary Shares.

IONA TECHNOLOGIES PLC
STATEMENT OF DIRECTORS’ RESPONSIBILITIES IN RESPECT OF THE FINANCIAL STATEMENTS
Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and of the group and of the profit or loss of the group for that period. In preparing the financial statements of the group, the directors are required to:
•	select suitable accounting policies and then apply them consistently;

•	make judgments and estimates that are reasonable and prudent;

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the company and the group will continue in business; and

•	comply with applicable International Financial Reporting Standards, subject to any material departures disclosed and explained in the financial statements.
The considerations set out above for the group are also required to be addressed by the directors in preparing the financial statements of the company, in respect of which the applicable accounting standards are those which are generally accepted in the Republic of Ireland.
The directors are responsible for keeping proper books of account which disclose with reasonable accuracy at any time the financial position of the company and which enable them to ensure that the company and the group financial statements are prepared in accordance with applicable accounting standards and comply with the provisions of the Companies Acts, 1963 to 2006, and in the case of the group financial statements, Article 4 of the IAS Regulation. They are also responsible for safeguarding the assets of the company and the group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

47

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF IONA TECHNOLOGIES PLC
We have audited the group and parent company (“company”) financial statements (the “financial statements”) of IONA Technologies PLC for the year ended December 31, 2007 which comprise the Consolidated Income Statement, the Consolidated and Parent Company Balance Sheets, the Consolidated Cash Flow Statement, the Consolidated Statement of Changes in Equity and the related notes 1 to 29 (group) and A to N (company). These financial statements have been prepared under the accounting policies set out therein.
This report is made solely to the company’s members, as a body, in accordance with section 193 of the Companies Act, 1990. Our audit work has been undertaken so that we might state to the company’s members those matters we are required to state to them in an auditors’ report and for no other purpose. To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company’s members as a body, for our audit work, for this report, or for the opinions we have formed.
Respective responsibilities of directors and auditors
The directors are responsible for the preparation of the group financial statements in accordance with applicable Irish law and International Financial Reporting Standards (IFRSs) as adopted by the European Union, and for the preparation of the company financial statements in accordance with applicable Irish law and Accounting Standards issued by the Accounting Standards Board and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland) as set out in the Statement of Directors’ Responsibilities.
Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).
We report to you our opinion as to whether the financial statements give a true and fair view and have been properly prepared in accordance with the Companies Acts, 1963 to 2006 and whether, in addition, the group financial statements have been properly prepared in accordance with Article 4 of the IAS Regulation. We also report to you our opinion as to: whether proper books of account have been kept by the company; whether, at the balance sheet date, there exists a financial situation which may require the convening of an extraordinary general meeting of the company; and whether the information given in the Directors’ Report is consistent with the financial statements. In addition, we state whether we have obtained all the information and explanations necessary for the purposes of our audit and whether the company balance sheet is in agreement with the books of account.
We also report to you if, in our opinion, any information specified by law or the Listing Rules of the Irish Stock Exchange regarding directors’ remuneration and other transactions is not disclosed and, where practicable, include such information in our report.
We review whether the Corporate Governance Statement reflects the company’s compliance with the nine provisions of the 2006 Financial Reporting Council’s Combined Code specified for our review by the Listing Rules of the Irish Stock Exchange, and we report if it does not. We are not required to consider whether the board’s statements on internal control cover all risks and controls, or form an opinion on the effectiveness of the group’s corporate governance procedures or its risk and control procedures.
Continued./...

48

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF IONA TECHNOLOGIES PLC (Continued)
Respective responsibilities of directors and auditors (continued)
We read other information contained in the Annual Report and consider whether it is consistent with the audited financial statements. The other information comprises the Directors’ Report and Compensation Report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.
Basis of audit opinion
We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgments made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group’s and company’s circumstances, consistently applied and adequately disclosed.
We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.
Opinion
In our opinion the group financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of affairs of the group as at December 31, 2007 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Acts, 1963 to 2006 and Article 4 of the IAS Regulation; and the parent company financial statements give a true and fair view, in accordance with Generally Accepted Accounting Practice in Ireland, of the state of affairs of the company as at December 31, 2007 and have been properly prepared in accordance with the Companies Acts, 1963 to 2006.
We have obtained all the information and explanations we consider necessary for the purposes of our audit. In our opinion proper books of account have been kept by the company. The company balance sheet is in agreement with the books of account.
In our opinion the information given in the Directors’ Report is consistent with the financial statements.
Continued./...

49

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF IONA TECHNOLOGIES PLC (Continued)
Opinion (continued)
In our opinion the company balance sheet does not disclose a financial situation which, under section 40(1) of the Companies (Amendment) Act, 1983, would require the convening of an extraordinary general meeting of the company.
Separate opinion in relation to IFRSs
As explained in note 1 to the consolidated financial statements, the group, in addition to complying with its legal obligation to comply with IFRSs as adopted by the European Union, has also complied with the IFRSs as issued by the International Accounting Standards Board.
In our opinion the consolidated financial statements give a true and fair view, in accordance with IFRSs, of the state of the group’s affairs as at December 31, 2007 and its profit for the year then ended.
Ernst & Young,
Chartered Accountants and Registered Auditors,
Dublin
April 25, 2008

50

IONA TECHNOLOGIES PLC
CONSOLIDATED INCOME STATEMENT
for the year ended December 31, 2007

	Note	2007		2006
		US$’000		US$’000
Revenue	3		77,660		77,838
Cost of sales			(15,132)		(13,492)

Gross profit			62,528		64,346

Research and development			(19,840)		(15,630)
Sales and marketing			(31,414)		(32,662)
General and administrative			(15,014)		(14,990)
Other income – rental income			2,024		2,582
Other expenses – exceptional	5		(1,233)		—

Total operating expenses			(65,477)		(60,700)

Operating (loss)/profit			(2,949)		3,646

Finance revenue	6		2,210		1,738

(Loss)/profit before taxation	6		(739)		5,384
Income tax benefit/(expense)	7		1,000		(1,212)

Profit for the financial year – attributable to equity holders of the parent			261		4,172

Basic earnings per Ordinary Share	8	US$	0.01	US$	0.12

Diluted earnings per Ordinary Share	8	US$	0.01	US$	0.11

Approved by the Board on April 24, 2008
DR. CHRISTOPHER J. HORN
DR. SEÁN BAKER
Directors

IONA TECHNOLOGIES PLC
CONSOLIDATED BALANCE SHEET
at December 31, 2007

	Note	2007	2006
		US$’000	US$’000
ASSETS
Non-current assets
Property, plant and equipment	9	2,644	2,859
Intangible assets	11	10,149	25
Trade and other receivables	13	388	115
Deferred tax asset	7	2,018	—

		15,199	2,999
Current assets
Trade and other receivables	13	14,706	20,165
Restricted cash	14	200	295
Marketable securities	15	34,514	16,100
Cash and cash equivalents	16	21,767	37,569

Total assets		86,386	77,128

EQUITY AND LIABILITIES
Capital and reserves attributable to equity holders of the parent
Ordinary Shares, € 0.0025 par value:
150,000,000 shares authorised. Issued and outstanding:
36,531,565 shares at December 31, 2007 and 35,929,627 shares at December 31, 2006		101	99
Share premium account		426,478	424,704
Other reserves	18	48,107	44,390
Retained loss		(425,135)	(425,396)

Total equity		49,551	43,797

Non-current liabilities
Provisions	19	1,321	995
Long-term deferred revenue		1,317	976
Deferred tax liability	7	90	—

		2,728	1,971

Current liabilities
Trade and other payables	20	13,910	15,542
Current income tax liabilities		3,196	3,218
Provisions	19	1,070	312
Deferred revenue		15,931	12,288

Total liabilities		36,835	33,331

Total equity and liabilities		86,386	77,128

Approved by the Board on April 24, 2008
DR. CHRISTOPHER J. HORN
DR. SEÁN BAKER
Directors

IONA TECHNOLOGIES PLC
CONSOLIDATED CASH FLOW STATEMENT
for the year ended December 31, 2007

	Note	2007	2006
		US$’000	US$’000
Operating activities
(Loss)/profit before tax		(739)	5,384
Adjustments to reconcile (loss)/profit before tax to net cash flows
Non-cash
Depreciation	9	1,715	1,830
Amortisation	11	677	177
Share-based payment	17	3,717	2,965
Loss on disposal of property, plant and equipment		47	1
Profit/(loss) on marketable securities		10	(233)
Movements in bad debt provision		14	88
Working capital adjustments
Restricted cash deposits		95	200
Decrease/(increase) in trade and other receivables		4,907	(5,059)
Increase/(decrease) in trade and other payables		3,101	(2,846)
Income tax paid		(627)	(1,312)

Net cash flows from operating activities		12,917	1,195

Investing activities
Purchase of property, plant and equipment		(1,493)	(799)
Purchase of marketable securities		(69,961)	(67,090)
Sale of marketable securities		51,537	74,908
Acquisitions		(10,578)	—

Net cash flows from investing activities		(30,495)	7,019

Financing activities
Proceeds from exercise of options and employee share purchase plan		1,776	1,419

Net cash flows from financing activities		1,776	1,419

Net (decrease)/increase in cash and cash equivalents		(15,802)	9,633

Cash and cash equivalents at January 1		37,569	27,936

Cash and cash equivalents at December 31	16	21,767	37,569

IONA TECHNOLOGIES PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
for the year ended December 31, 2007

	Attributable to equity holders of the parent
			Share
	Number of	Ordinary	premium	Retained	Other	Total
	Ordinary	Shares	account	loss	reserves	equity
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at January 1, 2006	35,360,538	98	423,286	(429,568)	41,425	35,241

Profit for year	—	—	—	4,172	—	4,172

Total income and expense for the year	—	—	—	4,172	—	4,172

Proceeds from issue of Ordinary Shares of € 0.0025 par value on exercise of options	396,360	1	945	—	—	946
Proceeds from purchase of Ordinary Shares of € 0.0025 par value under the employee share purchase plan	172,729	—	473	—	—	473
Expensing of share-based payment	—	—	—	—	2,965	2,965

Balance at December 31, 2006	35,929,627	99	424,704	(425,396)	44,390	43,797

IONA TECHNOLOGIES PLC
CONSOLIDATED STATEMENT OF CHANGES IN EQUITY (Continued)
for the year ended December 31, 2007

	Attributable to equity holders of the parent
			Share
	Number of	Ordinary	premium	Retained	Other	Total
	Ordinary	Shares	account	loss	reserves	equity
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at January 1, 2007	35,929,627	99	424,704	(425,396)	44,390	43,797

Profit for year	—	—	—	261	—	261

Total income and expense for the year	—	—	—	261	—	261

Proceeds from issue of Ordinary Shares of € 0.0025 par value on exercise of options	425,121	1	1,162	—	—	1,163
Proceeds from purchase of Ordinary Shares of €0.0025 par value under the employee share purchase plan	176,817	1	612	—	—	613
Expensing of share-based payment	—	—	—	—	3,717	3,717

Balance at December 31, 2007	36,531,565	101	426,478	(425,135)	48,107	49,551

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Corporate information

IONA Technologies PLC (the ‘‘company”) is incorporated as a public limited company under the laws of Ireland and is domiciled in Ireland. IONA Technologies PLC and its subsidiaries, all of which are wholly owned (collectively, the ‘‘group”), operate in one business segment: enterprise infrastructure software. The group also provides customer technical support as well as professional services, consisting of customer consulting and training and, to a limited extent, product configuration and enhancement. The group’s major customers, based on revenues earned, are corporate information technology departments of American, European and Asia-Pacific businesses.

(b)	Statement of compliance

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as adopted for use in the European Union. In addition to complying with its legal obligation to comply with IFRSs as adopted by the European Union, the group has also complied with IFRSs as issued by the International Accounting Standards Board.

(c)	Basis of presentation and principles of consolidation

The consolidated financial statements, which are presented in US dollars, have been prepared under the historical cost basis, except for held for trading investments that have been measured at fair value and include the company and its subsidiaries after eliminating all material inter-company transactions and balances. The results of acquired businesses and entities are included from the date of acquisition, being the date the group obtains control, and continue to be consolidated until the date that control ceases.

The accounting policies set out below have been applied by all the group’s subsidiaries to all periods presented in these consolidated financial statements. The financial statements of subsidiaries are prepared for the same reporting year.

(d)	Foreign currency translation

The US dollar is the functional currency for the company and the company’s subsidiaries. Transactions in foreign currencies are recorded at the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are retranslated at year end exchange rates while revenue and expenses are translated at rates approximating those ruling at the dates of the related transactions. Resulting gains and losses are included in the income statement for the year.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Revenue recognition

While the group follows the revenue recognition criteria of Statement of Position 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, as issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants and related interpretations, (“SOP 97-2”), the group also exercises judgement and uses estimates in connection with the determination of the amount of software licenses and services revenue to be recognised in each accounting period. The provisions of SOP 97-2 are consistent with the requirements of IAS 18 Revenue (“IAS 18”), in respect of the group’s sources of revenue.

The group’s revenue is derived from product license fees and charges for professional services. The group does not enter into arrangements to deliver software requiring significant production, modification or customisation to its software products. The group recognises revenue when all of the following criteria are met:
•	persuasive evidence of an arrangement exists;

•	delivery has occurred;

•	the customer’s fee is fixed and determinable; and

•	collectibility is probable.
For arrangements with multiple elements, the group allocates revenue to each element of a transaction based upon its fair value as determined by vendor specific objective evidence of fair value (VSOE). VSOE of fair value for each element of an arrangement is based upon the normal pricing and discounting practices for each element when sold separately, including the renewal rate for support services. The group maintains management approved price lists for its product licenses, customer support and professional services. The group infrequently offers discounts on its customer support or professional services, and if offered, such discounts are usually insignificant. If the group cannot objectively determine the fair value of any undelivered element included in the multiple element arrangement, the group defers revenue until all elements are delivered, services have been performed, or until fair value can be objectively determined. When the fair value of a delivered element cannot be established, the group uses the residual method to record revenue, provided the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and recognised as delivered and the remaining portion of the arrangement fee is allocated to the delivered elements and is recognised as revenue.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Revenue recognition (continued)

The group believes that its normal pricing and discounting practices provide a basis for establishing VSOE of fair value for the undelivered elements based on the following facts:
•	Support contracts are regularly sold on a stand-alone basis to customers that choose to renew the support contract beyond the initial term. Support contract pricing is based on established list pricing. The renewal purchases at consistent pricing provide the basis for VSOE on the support contracts. Support revenue is recognised ratably over the contract term.

•	Consulting contracts are regularly sold on a stand-alone basis to customers requesting these services. Consulting contract pricing is at a daily flat rate and customers purchase an appropriate number of service days. The consulting services delivered on a stand-alone basis at consistent pricing provide the basis for VSOE on the consulting contracts. Consulting revenue is recognised as the services are performed.
The group assesses whether fees are fixed or determinable at the time of sale and recognises revenue if all other revenue recognition requirements are met. The group’s standard payment terms are generally net 30 days. Payment terms, however, may vary based on the country in which the agreement is executed. Payments that extend beyond 30 days from the contract date but that are due within twelve months are generally deemed to be fixed or determinable based on the group’s successful collection history on such arrangements, and thereby satisfy the required criteria for revenue recognition.

The group assesses whether collection is probable at the time of the transaction based on a number of factors, including the customer’s past transaction history and credit-worthiness. If it is determined that the collection of the fee is not probable, the group defers the fee and recognises revenue at the time collection becomes probable, which is generally upon the receipt of cash.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(e)	Revenue recognition (continued)

The group generally delivers products electronically or by overnight courier, F.O.B origin, and its software arrangements typically do not contain acceptance provisions. Accordingly, delivery is usually satisfied when the customer has been provided with access codes to allow them to take immediate possession of the software, or when shipped by courier, when the product leaves the group’s premises.

Revenue from royalty arrangements in excess of guaranteed amounts is recognised upon notification of such royalties payable by the customer.

(f)	Cost of sales

Cost of sales includes the costs of products and services and amortisation of purchased technology. Cost of product sales consists primarily of product media and duplication, manuals, packaging materials, shipping and handling expenses, third-party royalties and, to a lesser extent, the salaries and benefits of certain personnel and related operating costs of computer equipment. Cost of service sales consists primarily of personnel costs for consultancy, training, customer support, product configuration and implementation, and related operating costs of computer equipment and travel expenses.

(g)	Taxation (current and deferred)

Current tax represents the expected tax payable or recoverable on the taxable profit for the year using tax rates enacted or substantively enacted at the balance sheet date and taking into account any adjustments relating to prior years.

Deferred income tax liabilities are recognised for all taxable temporary differences, except:
•	where the deferred income tax liability arises from the initial recognition of goodwill or of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of taxable temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.
Deferred income tax assets are recognised for all deductible temporary differences, carry forward of unused tax credits and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilised except:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(g)	Taxation (current and deferred) (continued)
•	where the deferred income tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss; and

•	in respect of deductible temporary differences associated with investments in subsidiaries, associates and interests in joint ventures, deferred income tax assets are recognised only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilised.
Deferred tax assets and liabilities are not subject to discounting and are measured at the tax rates that are anticipated to apply in the period in which the asset is realised or the liability is settled based on tax rates and tax laws that have been enacted or substantively enacted at the balance sheet date.

Unrecognised deferred income tax assets are reassessed at each balance sheet date and are recognised to the extent that it has become probable that future taxable profit will allow the deferred tax asset to be recovered. Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realised or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted at the balance sheet date.

Income tax is charged or credited directly to equity if it relates to items that are credited or charged to equity. Otherwise income tax is recognised in the consolidated income statement.

Deferred income tax relating to items recognised directly in equity is recognised in equity and not in profit or loss. Deferred income tax assets and deferred income tax liabilities are offset, if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(h)	Property, plant and equipment

Items of property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method to write off the cost of items of property, plant and equipment over their expected useful lives as follows:

Computer equipment	3 years
Leasehold improvements	4 to 15 years
Office equipment	5 years
Furniture and fixtures	3 to 10 years
The carrying values of items of property, plant and equipment are reviewed for impairment at each reporting date and are subject to impairment testing when events or changes in circumstances indicate that the carrying values may not be recoverable.

(i)	Intangible assets other than goodwill

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses. Intangible assets acquired separately from a business are carried initially at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably.

The group evaluates the recoverability of intangible assets periodically and takes into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of the group’s intangible assets are subject to amortisation. No material impairments of intangible assets have been identified during any of the periods presented.

Software development costs are capitalised subsequent to the establishment of technological feasibility and the determination that the project will generate future economic benefits and the availability of adequate technical, financial and other necessary resources to complete the development project. Based on the group’s product development process, technological feasibility is established upon completion of a working model. Development costs incurred by the group between completion of the working model and the point at which the product is ready for general release have been insignificant.

Amortisation is calculated using the straight-line method to write off the cost of items of intangibles other than goodwill over their expected useful lives as follows:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(i)	Intangible assets other than goodwill (continued)

Purchased technology	3 to 5 years
Non-competition agreements	3 to 5 years
Customer relationships	3 to 5 years
Software development costs	3 to 4 years
Reviews are regularly performed to determine whether facts or circumstances exist which indicate that the carrying value of capitalised software development costs are impaired.

Research costs and development costs not meeting the criteria for capitalisation are charged to the consolidated income statement as incurred.

(j)	Business combinations and goodwill

Business combinations are accounted for using the purchase method. In accordance with IFRS 3 Business Combinations (“IFRS 3”), the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over those values was recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed were based on management’s estimates and assumptions, and other information compiled by management, including valuations that utilise established valuation techniques appropriate for the high technology industry.

Goodwill is initially measured at cost being the excess of the cost of the business combination over the group’s share in the net fair value of the acquiree’s identifiable assets, liabilities and contingent liabilities. After initial recognition, goodwill is measured at cost less any accumulated impairment losses. In accordance with IAS 36 Impairment of Assets (“IAS 36”), goodwill is not amortised but is reviewed at least annually for impairment. For the purpose of impairment testing, goodwill acquired in a business combination is, from the acquisition date, allocated to the group’s cash generating units that are expected to benefit from the synergies of the combination, irrespective of whether other assets or liabilities of the acquiree are assigned to those units. Currently, the group has only one cash generating unit.

The group assesses whether there are any indicators that goodwill is impaired at each reporting date. Goodwill is tested for impairment, annually and when circumstances indicate that the carrying value may be impaired. Impairment is determined for goodwill by assessing the recoverable amount of the cash-generating units, to which the goodwill relates. Where the recoverable amount of the cash-generating units is less than their carrying amount an impairment loss is recognised. Impairment losses relating to goodwill cannot be reversed in future periods. The group performs its annual impairment test of goodwill during the fourth quarter of the financial year. As of December 31, 2007, the group was not aware of any indicators or impairment that would impact the carrying value of goodwill and intangible assets.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(k)	Financial assets

Financial assets within the scope of IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”), are classified as financial assets at fair value through profit or loss, loans and receivables, held-to-maturity investments, or held-for-trading financial assets, as appropriate. When financial assets are recognised initially, they are measured at fair value, plus, in the case of investments not at fair value through profit or loss, directly attributable transaction costs.

The group determines the classification of its financial assets on initial recognition and, where allowed and appropriate, re-evaluates this designation at each financial year end.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss includes financial assets held for trading and financial assets designated upon initial recognition as at fair value through profit or loss.

Financial assets are classified as held for trading if they are acquired for the purpose of selling in the near term. Gains or losses on investments held for trading are recognised in profit or loss.

Fair value

The fair value of investments that are actively traded in organised financial markets is determined by reference to quoted market bid prices at the close of business on the balance sheet date. For investments where there is no active market, fair value is determined using valuation techniques. Such techniques include using recent arm’s length market transactions; reference to the current market value of another instrument which is substantially the same; discounted cash flow analysis or other valuation models.

(l)	Impairment of financial assets

The group assesses at each balance sheet date whether a financial asset or group of financial assets is impaired.

Assets carried at amortised cost

If there is objective evidence that an impairment loss on assets carried at amortised cost has been incurred, the amount of the loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not been incurred) discounted at the financial asset’s original effective interest rate (i.e. the effective interest rate computed at initial recognition). The carrying amount of the asset is reduced through use of an allowance account. The amount of the loss shall be recognised in profit or loss. If, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed, to the extent that the carrying value of the asset does not exceed its amortised cost at the reversal date. Any subsequent reversal of an impairment loss is recognised in profit or loss.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(m)	Trade and other receivables and payables

Trade and other receivables and payables are stated at cost, which approximates fair value given the short-term nature of these assets and liabilities.

Trade receivables are carried at original invoice amount less a provision for potentially uncollectible debts. Provisions are made based upon a specific review of all significant outstanding receivables. In determining the provision, the group analyses the historical collection experience and current economic trends.

(n)	Cash and cash equivalents

The group considers all highly liquid investments with insignificant interest rate risk and purchased with an original maturity of three months or less to be cash equivalents. Cash consists of cash balances held for the purposes of meeting short-term cash commitments.

(o)	Marketable securities

Marketable securities consist of auction rate securities, commercial paper and US government agency fixed income securities. Marketable securities are stated at market value, with realised and unrealised gains and losses included in the consolidated income statement for the year.

(p)	Leased assets

The determination of whether an arrangement is, or contains a lease is based on the substance of the arrangement at inception date of whether the fulfilment of the arrangement is dependent on the use of a specific asset or assets or the arrangement conveys a right to use the asset. For arrangements entered into prior to 1 January 2005, the date of inception is deemed to be 1 January 2005 in accordance with the transitional requirements of IFRIC 4: Determining Whether an Arrangement Contains a Lease (“IFRIC 4”).

Leases where the lessor retains substantially all the risks and rewards of ownership are classified as operating leases. Operating lease rental expenses are charged to the consolidated income statement on a straight-line basis over the lease term. The group has sub-let some of its properties held under operating leases. Operating lease rental income is recognised in the consolidated income statement on a straight-line basis over the lease term.

(q)	Share-based payment

For equity settled share-based payment transactions (i.e. the issue of share options and the issue of shares under the employee share purchase plan) the group measures the services received and the corresponding increase in equity at fair value at the measurement date (which is the grant date) using a recognised valuation methodology for the pricing of financial instruments, the Black-Scholes model.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(q)	Share-based payment (continued)

Given that the share options granted do not vest until the completion of a specified period of service, the fair value is determined on the basis that the services to be rendered by employees as consideration for the granting of the share options will be received over the vesting period, which is assessed at the grant date.

Where share options issued by the company are subject to market-based vesting conditions as defined in IFRS 2 Share-based Payment (“IFRS 2”), the group calculates the requisite service period using a Monte-Carlo simulation to simulate a range of possible future share prices. The group used assumptions consistent with those input into its Black-Scholes option pricing model to calculate the fair value on the date of grant of these options using a lattice model.

Non-market vesting conditions are not taken into account when estimating the fair value of share options as at the grant date. Such conditions are taken into account through adjusting the number of equity instruments included in the measurement of the transaction amount so that ultimately, the amount recognised equates to the number of equity instruments that actually vest.

The expense in the consolidated income statement in relation to share options represents the product of the total number of options anticipated to vest and the fair value of these options. This amount is allocated to accounting periods on a graded basis over the vesting period. The cumulative charge to the consolidated income statement is reversed only where an employee in receipt of share options relinquishes service prior to completion of the expected vesting period.

The proceeds received net of any directly attributable transaction costs are credited to share capital (nominal value) and the share premium account when the options are exercised.

The dilutive effect of outstanding options is reflected as additional share dilution in the computation of earnings per share. Refer to Note 8 for further information.

Employee share purchase plan

In August 1999, the company established an employee share purchase plan, the terms of which allow for qualified employees (as defined) to participate in the purchase of designated shares of the company’s Ordinary Shares at a price equal to the lower of 85% of the closing price at the beginning or end of each semi-annual stock purchase period. The expense in the consolidated income statement in relation to shares issued under the employee share purchase plan represents the product of the total number of shares issued and the fair value of the discounted purchase price. This amount is recognised in the consolidated income statement when the shares are issued.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

(r)	Compensated absences

In accordance with the requirements of IAS 19 Employee Benefits (“IAS 19”), the group recognises the expected cost of accumulating absences when employees render services that increase their entitlements to future compensated absences. The cost of accumulating absences is measured as the additional amount that the group expects to pay as a result of the unused entitlement that has accumulated at the balance sheet date.

(s)	Defined contribution pension plans

The group operates a number of defined contribution pension plans for certain employees and directors. The group’s annual contributions are charged to the consolidated income statement in the period to which they relate.

(t)	Employment grants

Employment grants are recognised when there is reasonable assurance that the group will comply with the conditions attaching to the grants and that the grants will be received. Grants are recognised in the consolidated income statement on a basis that matches the grant with the related costs.

(u)	Provisions

A provision is recognised on a discounted basis when the group has a present obligation (either legal or constructive) as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are not recognised in respect of future operating losses.

1.1	Significant accounting judgments, estimates and assumptions

The preparation of the group’s financial statements requires management to make judgments, estimates and assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, and the disclosure of contingent liabilities, at the reporting date. However, uncertainty about these assumptions and estimates could result in outcomes that could require a material adjustment to the carrying amount of the asset or liability affected in the future.

Estimates and assumptions

The key assumptions concerning the future and other key sources of estimation uncertainty at the balance sheet date,that could have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are discussed below.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.1	Significant accounting judgments, estimates and assumptions (continued)

Impairment of non-financial assets

Intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses. Intangible assets acquired separately from a business are carried initially at cost. An intangible asset acquired as part of a business combination is recognised outside goodwill if the asset is separable or arises from contractual or other legal rights and its fair value can be measured reliably. The group assesses whether there are any indicators of impairment for all non-financial assets at each reporting date. Goodwill is tested for impairment annually and at other times when such indicators exist. Other non-financial assets are tested for impairment when there are indicators that the carrying amounts may not be recoverable. When value in use calculations are undertaken, management must estimate the expected future cash flows from the asset or cash generating unit and choose a suitable discount rate in order to calculate the present value of those cash flows.

Share-based payment

The group measures the cost of equity-settled transactions with employees by reference to the fair value of the equity instruments at the date at which they are granted. Estimating fair value requires determining the most appropriate valuation model for a grant of equity instruments, which is dependent on the terms and conditions of the grant. This also requires determining the most appropriate inputs to the valuation model including the expected life of the option, volatility and dividend yield and making assumptions about them. The assumptions and models used are disclosed in Note 17.

Deferred tax assets

Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgment is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and level of future taxable profits together with future tax planning strategies. Refer to Note 7 for further information.

Restructuring

The group has made certain estimates and judgments surrounding the recognition of costs associated with certain excess facilities and lease obligations, which may be adjusted periodically for either resolution of certain contractual commitments or changes in estimates of sublease income or the period of time the facilities will be vacant and subleased.

In order to estimate the costs related to restructuring efforts, the group made its best estimates of the most likely expected outcomes of the significant actions to accomplish the restructuring. These estimates principally related to charges for excess facilities and included estimates of future sublease income, future net operating expenses of the facilities, brokerage commissions and other expenses.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restructuring (continued)

At December 31, 2007, the provision for restructuring was US$2,391,000 (2006: US$1,307,000). Further details are contained in Note 5 and Note 19.

1.2	Changes in accounting policy and disclosures

The accounting policies adopted are consistent with those of the previous financial year except as follows:

The group has adopted the following new and amended IFRS and IFRIC interpretations during the year. Adoption of these revised standards and interpretations did not have any effect on the financial performance or position of the group. They did however give rise to additional disclosures.

• IFRS 7 Financial Instruments: Disclosures

• IAS 1 Amendment — Presentation of Financial Statements

• IFRIC 8 Scope of IFRS 2

• IFRIC 9 Reassessment of Embedded Derivatives

• IFRIC 10 Interim Financial Reporting and Impairment

IFRS 7 Financial Instruments: Disclosures

This standard requires disclosures that enable users of the financial statements to evaluate the significance of the group’s financial instruments and the nature and extent of risks arising from those financial instruments. The new disclosures are included throughout the financial statements. While there has been no effect on the financial position or results, comparative information has been revised where needed.

IAS 1 Presentation of Financial Statements

This amendment requires the group to make new disclosures to enable users of the group’s consolidated financial statements to evaluate its objectives, policies and processes for managing capital.

IFRIC 8 Scope of IFRS 2

This interpretation requires IFRS 2 to be applied to any arrangements in which the entity cannot identify specifically some or all of the goods received, in particular where equity instruments are issued for consideration which appears to be less than fair value. As equity instruments are only issued to employees in accordance with the employee share scheme, the interpretation had no impact on the group’s consolidated financial position or performance of the group.

IFRIC 9 Reassessment of Embedded Derivatives

IFRIC 9 states that the date to assess the existence of an embedded derivative is the date that an entity first becomes a party to the contract, with reassessment only if there is a change to the contract that significantly modifies the cash flows.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.2	Changes in accounting policy and disclosures (continued)

IFRIC 9 Reassessment of Embedded Derivatives (continued)

As the group has no embedded derivative requiring separation from the host contract, the interpretation had no impact on the group’s consolidated financial position or performance of the group.

IFRIC 10 Interim Financial Reporting and Impairment

The group adopted IFRIC Interpretation 10 as of January 1, 2007, which requires that an entity must not reverse an impairment loss recognised in a previous interim period in respect of goodwill or an investment in either an equity instrument or a financial asset carried at cost. As the group had no impairment losses previously reversed, the interpretation had no impact on the group’s consolidated financial position or performance of the group.

1.3.1	New standards and interpretations not applied

The IASB and IFRIC have issued the following standards and interpretations with an effective date after the date of these financial statements:

International Financial Reporting Standards	Effective date
IFRS 2 Amendment to IFRS 2 – Vesting Conditions and Cancellations	January 1, 2009

IFRS 3 Business Combinations (revised January 2008)	July 1, 2009

IFRS 8 Operating Segments	January 1, 2009

International Accounting Standards (IAS)
IAS 1 Presentation of Financial Statements (revised September 2007)	January 1, 2009

IAS 23 Borrowing Costs (revised March 2007)	January 1, 2009

IAS 27 Consolidated and Separate Financial Statements (revised January 2008)	July 1, 2009

IAS 32 Financial Instruments: Presentation regarding Puttable Financial Instruments and	January 1, 2009
Obligations Arising on Liquidation.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
1.	ORGANISATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

1.3.2	New standards and interpretations not applied (continued)

International Financial Reporting Interpretations Committee (IFRIC)
IFRIC 11 IFRS 2 Group and Treasury Share Transactions	March 1, 2007

IFRIC 12 Service Concession Arrangements	January 1, 2008

IFRIC 13 Customer Loyalty Programmes	July 1, 2008

IFRIC 14 IAS 19 – The Limit on a Defined Benefit Asset	January 1, 2008
Minimum Funding Requirements and their Interaction
The group will adopt each of the standards and interpretations from their respective effective dates. It is not anticipated that the adoption of these standards and interpretations will have a material impact on the group’s consolidated financial statements in the period of initial application.

1.4	Reclassifications

Certain amounts from prior periods have been reclassified to conform to the current period presentation.

In 2007, the group concluded that it was appropriate to show its trade and other receivables and deferred revenue balances net of advanced billings. Advanced billings consist of customer support contracts which have been invoiced as of the end of the period but the term of the support has not commenced or payment has not been received. Advanced billings which were netted from trade and other receivables and deferred revenue were US$5,650,000 at December 31, 2007. The group reclassified US$8,063,000 of advanced billings from trade and other receivables and deferred revenue at December 31, 2006 to conform to the current period presentation. These reclassifications had no impact on the group’s working capital, consolidated income statement and other than changes between trade and other receivables and deferred revenue within changes in operating assets and liabilities, had no impact on the consolidated cash flows statements.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
2.	SEGMENTAL INFORMATION

The group operates in one business segment, enterprise infrastructure software. The group operates in three geographical segments that are subject to risks and returns that vary by segment.

Disclosures in respect of geographical segments are based on the location of the group’s customers and location of the group’s assets and liabilities.

	2007	2006
	US$’000	US$’000
Revenue by geographical segment
Americas	42,930	42,680
Europe, Middle East and Africa	25,066	22,680
Asia Pacific-Rim	9,664	12,478

	77,660	77,838

	2007	2006
	US$’000	US$’000
Result by segment
Americas	(1,315)	(841)
Europe, Middle East & Africa	(1,623)	4,399
Asia Pacific-Rim	(11)	88

	(2,949)	3,646
Finance revenue	2,210	1,738

(Loss)/profit before taxation	(739)	5,384
Income tax benefit/(expense)	1,000	(1,212)

Profit for the financial year	261	4,172

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
2.	SEGMENTAL INFORMATION (Continued)

	2007	2006
	US$’000	US$’000
Segment assets
Americas	7,349	13,314
Europe, Middle East & Africa	18,811	7,265
Asia Pacific-Rim	1,532	2,536

	27,692	23,115
Reconciliation to total assets as reported in the consolidated balance sheet
Cash and cash equivalents	21,767	37,569
Restricted cash	200	295
Marketable securities	34,514	16,100
Deferred tax asset	2,018	—
Other assets	195	49

	86,386	77,128

	2007	2006
	US$’000	US$’000
Segment liabilities
Americas	20,238	16,863
Europe, Middle East & Africa	11,296	10,479
Asia Pacific-Rim	2,004	2,760

	33,538	30,102
Reconciliation to total liabilities as reported in the consolidated balance sheet
Current income tax liabilities	3,196	3,218
Deferred tax liability	90	—
Other liabilities	11	11

	36,835	33,331

	2007	2006
	US$’000	US$’000
Capital expenditure – property, plant and equipment
Americas	701	551
Europe, Middle East & Africa	519	232
Asia Pacific-Rim	273	16

	1,493	799

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
2.	SEGMENTAL INFORMATION (Continued)

	2007	2006
	US$’000	US$’000
Depreciation
Americas	664	797
Europe, Middle East & Africa	940	920
Asia Pacific-Rim	111	113

	1,715	1,830

	2007	2006
	US$’000	US$’000
Amortisation
Americas	—	—
Europe, Middle East & Africa	677	177
Asia Pacific-Rim	—	—

	677	177

	2007	2006
	US$’000	US$’000
Share-based payment
Americas	2,587	2,063
Europe, Middle East & Africa	1,020	814
Asia Pacific-Rim	110	88

	3,717	2,965

3.	REVENUE
Revenue represents the amounts derived from the provision of products and services which fall within the group’s ordinary activities, all of which are continuing, stated net of value added tax.

	2007	2006
	US$’000	US$’000
Amount of revenue by class of activity
Product revenue	38,842	42,056
Service revenue	38,818	35,782

	77,660	77,838

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
4.	EMPLOYEES AND EMPLOYEE BENEFIT EXPENSES

	2007	2006
	Number	Number
The average number of persons employed by the group, by department, during the year was as follows:

Services	62	56
Research and development	140	130
Sales and marketing	104	108
General and administrative	59	52

	365	346

	2007	2006
	US$’000	US$’000
The staff costs comprise:
Wages and salaries	46,122	44,291
Social welfare costs	5,081	4,918
Pension costs	1,333	987
Share-based payment	3,717	2,965

	56,253	53,161

The share-based payment charge has been allocated to cost of sales, research and development, sales and marketing and general and administrative on the face of the consolidated income statement in accordance with the departments where the individuals are employed.
5.	OTHER EXPENSES — EXCEPTIONAL

	2007	2006
	US$’000	US$’000
Restructuring costs	1,233	—

During 2007, the group recorded a US$1,233,000 charge related to a subtenant’s decision not to renew its sublease.

During 2006, the group recorded a US$207,000 charge related to a revision of lease estimates for previous restructurings related to its Dublin premises. The group also released US$207,000 of restructuring accruals related to the negotiation of a new sublease in respect of its Reading, UK offices.

Refer to Note 19 for further information.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
6.	(LOSS)/PROFIT BEFORE TAXATION

	2007	2006
	US$’000	US$’000
(Loss)/profit before taxation is stated after charging/(crediting):
Depreciation	1,715	1,830
Amortisation of other intangible assets	652	—
Amortisation of capitalised software development costs	25	177
Directors’ remuneration:
Salary, bonus and fees	990	1,516
Share-based payment	418	615
Pensions	17	16
Auditors’ remuneration:
Audit fees	1,394	843
Audit-related fees	14	16
Tax fees	218	212
Loss on disposal of property, plant and equipment	47	1
Net exchange loss	143	559

Finance revenue includes income from marketable securities of US$2,026,000 (2006: US$1,713,000) and bank interest of US$184,000 (2006: US$25,000).
7.	INCOME TAX

	2007	2006
	US$’000	US$’000
The (benefit)/charge for tax in the consolidated income statement

Current tax:
Ireland	467	520
Foreign taxation	461	692

	928	1,212

Deferred tax:
Ireland	—	—
Foreign taxation	(1,928)	—

Tax (credited) charged in the consolidated income statement	(1,000)	1,212

Reconciliation of the total tax (benefit)/charge

The tax (benefit)/charge for the year differs from the amount computed by applying the standard rate of corporation tax in the Republic of Ireland (12.5%) to the (loss)/profit before taxation. The sources and tax effects of the differences are explained below:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
7.	INCOME TAX

	2007	2006
	US$’000	US$’000
(Loss)/profit before taxation	(739)	5,384

(Loss)/profit before taxation multiplied by standard tax rate of 12.5%	(92)	673

Manufacturing relief	141	(134)
Operating losses not utilised	129	—
Operating losses utilised not previously recognised	(1,343)	(1,273)
(Loss)/income subject to different rates of tax	(280)	1,123
Income not subject to tax	(238)	(201)
Non-deductible expenses	468	1,140
Other items	215	(116)

Tax (credited)/charged in the consolidated income statement	(1,000)	1,212

Deferred tax assets

	2007	2006
	US$’000	US$’000
Losses available offset against future taxable income	640	—
Accrued expense	838	—
Bad debt allowance	97	—
Deferred revenue	177	—
Future capital allowances in excess of depreciation	266	—

Deferred tax asset	2,018	—
Japan timing differences*	(90)	—

Net deferred tax assets	1,928	—

*	Relating primarily to depreciation in excess of future capital allowances.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
7.	INCOME TAX (Continued)

Factors that may affect future tax charges and other disclosure requirements

In 2007, based upon the group’s cumulative history of earnings before taxes for financial reporting purposes over a 12 quarter period and an assessment of the group’s expected future results of operations as of December 31, 2007, the group determined that it was more likely than not that it would realise a portion of its net operating loss carryforwards prior to their expiration. As a result, during 2007, the group recognised a deferred tax asset of US$2,018,000. In addition, during 2007 the group recognised a US$90,000 net current deferred tax liability in connection with its Japanese subsidiary.

At December 31, 2007, the group had net operating loss carryforwards of approximately US$71,900,000 (2006: US$95,400,000), including approximately US$64,000,000 pre-acquisition losses from the Netfish, Inc. acquisition (in 2001) which for U.S. federal tax purposes will expire in the tax years 2011 through 2025 if not previously utilised. The movement on the net operating loss carryforwards in the year are as a result of the recognition of the deferred tax asset discussed above as well as the expiration of net operating loss carryforwards in the year and the net utilisation of operating losses not previously benefited. Similar amounts are available for U.S. state purposes with expiration generally through 2011. Utilisation of the net operating loss carryforwards may be subject to an annual limitation due to the change in ownership rules provided by the Internal Revenue Code of 1986. This limitation and other restrictions provided by the Internal Revenue Code of 1986 may reduce the net operating loss carryforward such that it would not be available to offset future taxable income of the U.S. subsidiaries.

At December 31, 2007, the group has US$31,200,000 (2006: US$30,600,000) of net operating loss carryforwards in the United States, not reflected in the discussion above, resulting from excess share-based payment deductions. The tax value of the excess deductions has not been recognised in the tax reconciliation note as the utilisation of the net operating loss carryforwards will result in an increase in additional paid-in capital and not a reduction in provision for income taxes. This increase to additional paid-in capital will not occur until the excess deductions are “realised” in accordance with IFRS 2.

At December 31, 2007, the group also had net operating loss carryforwards totalling approximately US$124,100,000 (2006: US$121,900,000) for Irish income tax purposes that carry forward indefinitely. At December 31, 2007, the group also had net operating loss carryforwards totalling approximately US$3,500,000 (2006: US$2,900,000) for Australian income tax purposes which carry forward indefinitely. However, as at December 31, 2007, the group no longer had active operations in Australia.

The utilisation of these net operating loss carryforwards is limited to the future profitable operation of the group in the related tax jurisdictions in which such carryforwards arose. The applicable tax rates as at December 31, 2007 were a maximum of 35% for U.S. federal income tax purposes and 12.5% for Irish income tax purposes. Significant judgment is required in determining the group’s worldwide income tax expense provision. In the ordinary course of a global business, there are many transactions and calculations where the ultimate tax outcome is uncertain.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
7.	INCOME TAX (Continued)

Some of these uncertainties arise as a consequence of income sharing and cost reimbursement arrangements among related entities, the process of identifying items of income and expense that qualify for preferential tax treatment and segregation of foreign and domestic income and expense to avoid double taxation. The group has reserves for taxes that may become payable in future periods as a result of tax audits. It is the group’s policy to establish reserves for taxes that may become payable in future years as a result of examination by tax authorities.

The tax reserves are analysed at each balance sheet date and adjustments are made as events occur to warrant adjustment to the reserves. At any given time the group may be undergoing tax audits in several jurisdictions and covering multiple years.

The tax reserve is the group’s best estimate of the potential liability for tax contingencies. Inherent uncertainties exist in estimates of tax contingencies due to changes in tax law, both legislated and concluded through the various jurisdictions’ court systems. It is the opinion of the group’s management that the possibility is remote that costs in excess of those accrued will have a material adverse impact on the group’s consolidated financial statements. The group expects the completion of certain of these tax audits in the near term. However, based on the currently available information, the group is not able, at this time, to determine if it is reasonably possible that the final outcome of tax examinations will result in a materially different outcome than assumed in its tax reserves.

8.	EARNINGS PER ORDINARY SHARE

Basic earnings per share amounts are calculated by dividing net profit for the year attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year. Diluted earnings per share amounts are calculated by dividing the net profit attributable to ordinary equity holders of the parent by the weighted average number of ordinary shares outstanding during the year plus the weighted average number of ordinary shares that would be issued on the conversion of all the dilutive potential ordinary shares into ordinary shares.

The computation of basic and diluted earnings per ordinary share is set out below:

	2007	2006
Numerator	US$’000	US$’000
Basic and diluted earnings per Ordinary Share
Profit for the financial year	261	4,172

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
8.	EARNINGS PER ORDINARY SHARE (Continued)

	2007		2006
Denominator	’000		’000
Basic earnings per Ordinary Share		36,329		35,648

Effect of employee share options		1,179		934

Diluted earnings per Ordinary Share		37,508		36,582

Basic earnings per Ordinary Share	US$	0.01	US$	0.12

Diluted earnings per Ordinary Share	US$	0.01	US$	0.11

In 2007, 4,449,000 outstanding share awards granted have been excluded from the calculation of the diluted net profit per share because all such securities were anti-dilutive. In 2006 the total number of shares related to the outstanding options excluded from the calculation of diluted earnings per share was approximately 4,147,000 because such securities were anti-dilutive.

9.	PROPERTY, PLANT AND EQUIPMENT

			Furniture
	Computer	Leasehold	Office	and
	equipment	improvements	equipment	fixtures	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Cost
At January 1, 2006	14,300	6,529	610	780	22,219
Additions	734	16	49	—	799
Disposals	(2,500)	—	(12)	—	(2,512)

At December 31, 2006	12,534	6,545	647	780	20,506
Additions	1,083	246	38	126	1,493
Acquisitions	54	—	—	—	54
Disposals	(1,445)	(86)	(8)	(5)	(1,544)

At December 31, 2007	12,226	6,705	677	901	20,509

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
9.	PROPERTY, PLANT AND EQUIPMENT (Continued)

				Furniture
	Computer	Leasehold	Office	and
	equipment	improvements	equipment	fixtures	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
Depreciation
At January 1, 2006	12,533	4,850	533	410	18,326
Charge for year	1,018	637	108	67	1,830
Disposals	(2,497)	—	(12)	—	(2,509)

At December 31, 2006	11,054	5,487	629	477	17,647
Charge for year	1,081	561	45	28	1,715
Disposals	(1,442)	(43)	(8)	(4)	(1,497)

At December 31, 2007	10,693	6,005	666	501	17,865

Net book values
At December 31, 2007	1,533	700	11	400	2,644

At December 31, 2006	1,480	1,058	18	303	2,859

10.	ACQUISITIONS

Century 24

On March 6, 2007, the group purchased substantially all of the assets of Century 24 Solutions Limited, (“C24”), a software development firm specialising in data management and transformation technology. The acquisition brings additional data services capabilities to the Artix family of distributed service-oriented architecture (“SOA”), infrastructure products.

The aggregate purchase price for C24 was approximately US$7,286,000, which consisted of approximately US$7,000,000 in cash and US$286,000 in acquisition costs, including fees paid for legal and accounting services. Approximately US$1,400,000 of the purchase price is being held in escrow in accordance with the terms and conditions of an escrow agreement.

The C24 acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed are included in the consolidated balance sheet as of December 31, 2007. The operating results of C24 are included in the consolidated income statement since the date of acquisition.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
10.	ACQUISITIONS (Continued)

In accordance with IFRS 3, the purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over those values was recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed were based on management’s estimates and assumptions, and other information compiled by management, including valuations that utilise established valuation techniques appropriate for the high technology industry. In accordance with IAS 36, goodwill is not amortised but is reviewed at least annually for impairment. Purchased intangibles with finite lives are amortised on a straight-line basis over their respective estimated useful lives.

The fair value of the identifiable assets and liabilities of C24 as at the date of acquisition and the corresponding carrying amounts immediately before the acquisition were:

	US$’000	US$’000
	Fair value recognised	Carrying value prior
	on acquisition	to acquisition
Property and equipment (Note 9)	39	39
Technology (Note 11)	2,350	—
Customer relationships (Note 11)	230	—
Non-competition agreements (Note 11)	130	—

	2,749	39

Current liabilities	(49)	(49)
Deferred revenue	(97)	(97)

	(146)	(146)

Net assets	2,603	(107)

Goodwill arising on acquisition (Note 11)	4,683

Total consideration	7,286

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
10.	ACQUISITIONS (Continued)

LogicBlaze

On April 6, 2007, the group also purchased substantially all of the assets of LogicBlaze, Inc., (“LogicBlaze”), a provider of open source solutions for SOA and business integration. The cash acquisition of LogicBlaze enables the group to accelerate its strategy of delivering innovative, enterprise SOA solutions to its customers.

The aggregate purchase price was approximately US$3,292,000, which consisted of approximately US$3,200,000 in cash and US$92,000 in acquisition costs, which primarily consist of fees paid for legal and accounting services. Approximately US$600,000 of the purchase price is being held in escrow in accordance with the terms and conditions of an escrow agreement.

The LogicBlaze acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed are included in the consolidated balance sheet as at December 31, 2007. The operating results of LogicBlaze are included in the consolidated income statement since the date of acquisition.

The fair value of the identifiable assets and liabilities of LogicBlaze as at the date of acquisition and the corresponding carrying amounts immediately before the acquisition were:

	US$’000	US$’000
	Fair value recognised	Carrying value prior
	on acquisition	to acquisition
Property and equipment	15	15
Prepaid expenses	6	6
Customer relationships (Note 11)	500	—
Non-competition agreements (Note 11)	70	—

	591	21
Deferred revenue	(137)	(169)

Net assets	454	(148)

Goodwill arising on acquisition (Note 11)	2,838

Total consideration	3,292

The fair values of the acquired assets approximate the carrying values of those assets at December 31, 2007.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
10.	ACQUISITIONS (Continued)

From the dates of acquisition, LogicBlaze and C24 have contributed to the net profit of the group, however both operations have been fully absorbed into the continuing operations of the group and as such are not tracked separately. Therefore it is impracticable to disclose the amount of the LogicBlaze and C24 profit or loss since the acquisition date included in the group’s profit or loss for the year ended December 31, 2007. The goodwill of US$7,521,000 comprises the fair value of expected synergies arising from the acquisition.

11.	INTANGIBLE ASSETS

Intangible assets include amounts recognised for the fair value of existing technology, maintenance agreements, trade name and trademarks, customer relationships and non-competition agreements. These intangible assets have a weighted average useful life of approximately 4 years. Goodwill was acquired through business combinations and was allocated to the group’s one cash generating unit. Refer to Note 10 for further information. At December 31, 2007 goodwill was tested for impairment with no impairment required. Refer to Note 1 for further information.

	Capitalised
	software		Customer	Non-
	development	Purchased	Relation-	competition
	costs	technology	ships	Agreement	Goodwill	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Cost
At January 1, 2006	3,429	—	—	—	301,934	305,363

Additions	128	—	—	—	—	128

At December 31, 2006	3,557	—	—	—	301,934	305,491

Acquisitions	—	2,350	730	200	7,521	10,801

At December 31, 2007	3,557	2,350	730	200	309,455	316,292

Amortisation
At January 1, 2006	3,355	—	—	—	301,934	305,289
Charge for year	177	—	—	—	—	177

At December 31, 2006	3,532	—	—	—	301,934	305,466
Charge for year	25	489	112	51	—	677

At December 31, 2007	3,557	489	112	51	301,934	306,143

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
11.	INTANGIBLE ASSETS (Continued)

	Capitalised
	software		Customer	Non-
	development	Purchased	Relation-	competition
	costs	technology	ships	Agreement	Goodwill	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Net book values
At December 31, 2007	—	1,861	618	149	7,521	10,149

At December 31, 2006	25	—	–	—	—	25

All capitalised software development costs are in respect of assets separately acquired from third parties.

Included in other intangibles is purchased technology with a carrying value at December 31, 2007 of US$1,861,000 and a remaining amortisation period of 3.2 years. The amortisation charge of US$489,000 is included in cost of sales in the income statement. The remaining amortisation charge of US$188,000 is included in general and administration costs in the income statement.

In accordance with IAS 36, goodwill was tested for impairment at December 31, 2007. For the purpose of impairment testing, goodwill acquired in a business combination was allocated to the group’s only cash generating unit.

The group assessed whether there were any indicators that goodwill was impaired at the reporting date. Impairment is determined for goodwill by assessing the recoverable amount of the cash-generating unit. Where the recoverable amount of the cash-generating unit is less than the carrying amount an impairment loss is recognised. At December 31, 2007, the group was not aware of any indicators of impairment that would impact the carrying value of goodwill and intangible assets.

12.	FINANCIAL ASSETS

	2007	2006
	US$’000	US$’000
Shares in unrelated undertaking-unlisted at cost:
At January 1	—	50
Disposals	—	(50)

At December 31	—	—

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
13.	TRADE AND OTHER RECEIVABLES

	2007	2006
	US$’000	US$’000
Current assets
Trade receivables	12,378	18,327
Prepayments and other assets	2,328	1,838

	14,706	20,165

	2007	2006
	US$’000	US$’000
Non-current assets
Prepayments and other assets	388	115

	388	115

In 2007, the group concluded that it was appropriate to show its trade and other receivables and deferred revenue balances net of advanced billings. Advanced billings consist of customer support contracts which have been invoiced as of the end of the period but the term of the support has not commenced or payment has not been received. Advanced billings which were netted from trade and other receivables and deferred revenue were US$5,650,000 at December 31, 2007. The group reclassified US$8,063,000 of advanced billings from trade and other receivables and deferred revenue at December 31, 2006 to conform to the current period presentation.

The group had an allowance for doubtful accounts of approximately US$583,000 and US$653,000 at December 31, 2007, and 2006, respectively.

The following is a summary of the allowance for doubtful accounts:

	Balance at
	beginning of	Additions		Balance at
	year	(Reversals)	Deductions(1)	end of year
	(US$’000)	(US$’000)	(US$’000)	(US$’000)
Year ended December 31, 2007	$653	$14	$(84)	$583

Year ended December 31, 2006	$740	$88	$(175)	$653

(1)	Actual write-offs of uncollectible accounts receivable

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
13.	TRADE AND OTHER RECEIVABLES (Continued)

As at December 31, the aging analysis of trade receivables is as follows:

		Neither past
		due nor	Past due but not impaired
	Total	impaired	< 30 days	30–60 days	60–90 day	90–120 day	>120 days
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
2007	12,378	9,459	1,270	213	752	449	235

2006	18,327	16,616	808	84	796	1	22

14.	RESTRICTED CASH

The group has approximately US$200,000 in restricted cash deposits with Citizens Bank which includes annual renewable letter of credit facilities for certain leased properties. Should the group not renew these letter of credit facilities or default on its rental obligations, US$200,000 will be payable to the lessors. During 2007 and 2006 restrictions associated with US$95,000 and US$200,000 respectively, payable on demand for use toward satisfaction of amounts owed to a landlord were released.

15.	MARKETABLE SECURITIES

Marketable securities consist of student loan auction rate securities, commercial paper and U.S. government agency fixed income securities. Marketable securities are stated at market value, and by policy, the group invests primarily in high grade marketable securities to reduce risk of loss. At December 31, 2007, marketable securities consist of student loan auction rate securities with reset dates of up to January 2008 and maturity dates of up to April 2047. Original maturities for the group’s fixed income securities and commercial paper are less than a year. The weighted-average effective interest rates on the marketable securities were approximately 5.5%.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
15.	MARKETABLE SECURITIES (Continued)

	At December 31, 2007
	Amortised	Unrealised	Market
	cost	gain	value
	US$’000	US$’000	US$’000
Auction rate securities	20,000	—	20,000
Fixed income securities	8,000	8	8,008
Commercial paper	6,506	—	6,506

Total marketable securities	34,506	8	34,514

	At December 31, 2006
	Amortised	Unrealised	Market
	cost	loss	value
	US$’000	US$’000	US$’000
Auction rate securities	16,100	—	16,100

Total marketable securities	16,100	—	16,100

The group’s investments are classified as trading securities and unrealised holding gains and losses are reflected in the consolidated income statement. The change in the unrealised gain included in the profit for the financial year is as follows:

	2007	2006
	US$’000	US$’000
Unrealised loss at beginning of year	—	(39)
Included in profit for the financial year	8	39

Unrealised gain at end of year	8	—

In 2006, the group incorrectly reclassified its marketable securities from held for trading to available for sale. In 2007 the group therefore reversed this classification back to held for trading. This correction had no impact on the 2006 income statement or balance sheet.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
16.	CASH AND CASH EQUIVALENTS

	2007	2006
	US$’000	US$’000
Cash at bank and in hand	10,281	12,210
Commercial paper	11,486	25,359

	21,767	37,569

17.	SHAREHOLDERS’ FUNDS

The company’s authorised share capital is divided into 150,000,000 Ordinary Shares of €0.0025 par value per share and 101,250,000 Redeemable Preference Shares (“Preference Shares”) of €0.0025 par value per share.

Preference Shares

The Preference Shares confer on the holders thereof the right to receive notice of and to attend all general meetings of the company but not the right to vote on any resolution proposed therefore. They confer on the holders thereof the right to be paid out of the profits available for distribution, in priority to any payment of dividend on any other class of shares in the company, a fixed cumulative preference dividend at a rate of 6% per annum on the amount paid up on the Preference Shares.

Upon winding up of the company, the Preference Shares confer upon the holders thereof the right to repayment of the capital paid thereon, together with payment of all arrears of preferential dividend, whether declared or not, to the date of redemption of the Preference Shares in priority to payment of any dividend or repayment of capital to the holders of the Ordinary Shares in the capital of the company. Such Preference Shares do not, however, confer upon the holders thereof any further rights to participate in the assets of the company.

As of December 31, 2007, and 2006, there are no Preference Shares issued.

Share option schemes

Details of the company’s share option schemes are set out in the Compensation Report on pages 29 to 34.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
17.	SHAREHOLDERS’ FUNDS (Continued)

The expense recognised for employee services received during the years ended December 31, 2007 and 2006 was US$3,717,000 and US$2,965,000 respectively.

A summary of the company’s share option activity and related information for the years ended December 31, 2007 and 2006 is as follows:

		Weighted-		Weighted-
		average		average
		exercise		exercise
	Options	price	Options	price
	2007	2007	2006	2006
	Number	US$	Number	US$
Outstanding at beginning of year	7,533,559	4.81	6,621,645	4.81
Granted	1,449,500	5.19	1,814,550	4.15
Forfeitures/cancellations	(559,324)	6.73	(506,276)	4.52
Exercised	(425,121)	2.74	(396,360)	2.36

Outstanding at end of year	7,998,614	4.84	7,533,559	4.81

Exercisable at end of year	4,910,380	5.01	3,832,783	5.42

The weighted average market price of options exercised during the years ended December 31, 2007 and 2006 were $5.21 and $4.49, respectively.

The following table summarises information concerning outstanding and exercisable options at December 31, 2007:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
17.	SHAREHOLDERS’ FUNDS (Continued)

		Options Outstanding
		Weighted-
		average
		remaining	Weighted-	Aggregate
	Number	contractual	average	intrinsic
Range of	of shares	life (in	exercise	value
Exercise Prices	(‘000’s)	years)	price US$	(US$’000)
$1.99 - $3.50	2,826	6.4	2.79	1,359
$3.51 - $5.00	1,991	8.0	4.14	—
$5.01 - $6.50	2,224	7.9	5.45	—
$6.51 - $8.00	792	5.9	7.33	—
$8.01 - $74.50	166	2.5	28.09	—

Total	7,999	7.1	4.84	1,359

		Options Exercisable
		Weighted-
		average
		remaining	Weighted-	Aggregate
	Number	contractual	average	intrinsic
Range of	of shares	life (in	exercise	value
Exercise Prices	(‘000’s)	years)	price US$	(US$’000)
$1.99 - $3.50	2,239	6.1	2.70	1,269
$3.51 - $5.00	898	7.7	4.19	—
$5.01 - $6.50	826	6.6	5.34	—
$6.51 - $8.00	781	5.9	7.33	—
$8.01 - $74.50	166	2.5	28.09	—

Total	4,910	6.3	5.01	1,269

The following table summarises information concerning outstanding and exercisable options at December 31, 2006:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
17.	SHAREHOLDERS’ FUNDS (Continued)

		Options Outstanding
		Weighted-
		average
		remaining	Weighted-	Aggregate
	Number	contractual	average	intrinsic
Range of	of shares	life (in	exercise	value
Exercise Prices	(‘000’s)	years)	price US$	(US$’000)
$1.99 - $3.50	3,242	7.3	2.78	7,020
$3.51 - $5.00	2,047	8.9	4.18	1,555
$5.01 - $6.50	1,173	7.8	5.33	—
$6.51 - $8.00	873	6.9	7.34	—
$8.01 - $74.50	199	3.6	30.31	—

Total	7,534	7.6	4.81	8,575

		Options Exercisable
		Weighted-
		average		Aggregate
	Number	remaining	Weighted-	intrinsic
Range of	of shares	life (in	exercise	value
Exercise Prices	(‘000’s)	years)	price US$	(US$’000)
$1.99 - $3.50	2,128	6.9	2.61	4,906
$3.51 - $5.00	244	7.6	4.40	127
$5.01 - $6.50	571	7.6	5.35	—
$6.51 - $8.00	691	6.9	7.33	—
$8.01 - $74.50	199	3.6	30.31	—

Total	3,833	6.9	5.42	5,033

The aggregate intrinsic value represents the total pre-tax intrinsic value, based on the company’s closing share price of US$3.26 at December 31, 2007, which would have been received by the option holders had all option holders exercised their options as of that date. The aggregate intrinsic value of options exercised for the years ended December 31, 2007 and 2006 was US$1,052,000 and US$845,000.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
17.	SHAREHOLDERS’ FUNDS (Continued)

The weighted average estimated grant date fair value of share options granted during 2007 and 2006 were US$2.74 and US$2.23 respectively, using a Black-Scholes option-pricing model with the following weighted average assumptions:

	2007	2006
Risk-free interest rate	4.60%	5.04%
Expected dividend yield	—	—
Expected volatility	66.9%	75.3%
Expected life (years)	3.83	3.26
The dividend yield of zero is based on the fact that the group has never paid cash dividends and has no present intention to pay cash dividends. Expected volatility is based on historical volatility of the company’s shares over the period commensurate with the expected life of the options. The expected term of options granted is derived from historical data on employee exercise and post-vesting employment termination behaviour. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

The company’s estimated option forfeiture rate in 2007 and 2006, based on its historical option forfeiture experience, is approximately 9% and 11% respectively. The company records additional expense if the actual option forfeitures are lower than estimated and records a recovery of prior expense if the actual option forfeitures are higher than estimated.

The unamortised fair value of share options at December 31, 2007, was US$3,398,000 with a weighted average remaining recognition period of 0.9 years.

During the first quarter of 2006, the group granted 300,000 options incorporating market conditions which may accelerate vesting. The group calculated the requisite service period of approximately 3.5 years using a Monte-Carlo simulation to simulate a range of possible future share prices for the group. The group used assumptions consistent with those input in its Black-Scholes option-pricing model to calculate the fair value on the date of grant of these options using a lattice model. The remaining unrecognised share-based payment expense on options with market conditions vesting at December 31, 2007 was US$122,000. The weighted average period over which the cost is expected to be recognised is approximately 0.8 years.

Phantom Share Units

A phantom share option plan is a cash bonus plan under which the amount of the bonus is determined by reference to the increase in value of the shares subject to the option. No shares are actually issued or transferred to the option-holder on the exercise of the phantom share option.

A summary of the group’s phantom share activity and related information for the year ended December 31, 2007 follows:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
17.	SHAREHOLDERS’ FUNDS (Continued)

	2007
	Number of Shares	Weighted Average FairValue
Granted	221,300	$5.33
Forfeitures	(8,250)	5.33

Outstanding — end of period	213,050	$5.33

Exercisable — end of period	—	—

All phantom share units were granted under the 2006 Share Incentive Plan and had two requirements for vesting: (i) the satisfaction of certain performance-based objectives and (ii) the passage of time. Since certain specified minimum performance-based objectives for the 2007 fiscal year were not achieved, none of the phantom share units will vest and the award will automatically lapse during the first quarter of 2008.

Employee share purchase plan

In August 1999, the group established an Employee Share Purchase Plan, the terms of which allow for qualified employees (as defined) to participate in the purchase of designated shares of the company’s Ordinary Shares at a price equal to the lower of 85% of the closing price at the beginning or end of each semi-annual share purchase period. As of December 31, 2007 and 2006, 1,524,495 and 1,347,678 Ordinary Shares have been issued, in aggregate, under the plan, respectively.

The weighted average estimated grant date fair value for rights to purchase awards under the employee share purchase plan was US$1.41 and US$1.28 respectively for 2007 and 2006, using the following weighted-average assumptions:

	2007	2006
Risk-free interest rate	4.7%	4.8%
Expected dividend yield	—	—
Expected volatility	53.0%	75.1%
Expected life	6 months	6 months

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
18.	OTHER RESERVES

	2007	2006
	US$’000	US$’000
At January 1	44,390	41,425
Expensing of share-based payments (Note 17)	3,717	2,965

At December 31	48,107	44,390

Included in other reserves is an employee equity benefits reserve.

Employee equity benefits reserve

The employee equity benefits reserve is used to record the value of equity-settled share-based payments provided to employees, including key management personnel, as part of their remuneration. Refer to Note 17 for further details of these plans.

19.	PROVISIONS

During prior periods, the group’s management and Board of Directors approved restructuring plans, which included consolidation of excess facilities, a reduction in workforce, and other related costs. Cash outlays associated with the restructuring plans initiated in previous periods totalled approximately US$149,000 during 2007, and related to facility closure and consolidation costs.

At December 31, 2007, the group has US$2,391,000 of accrued restructuring charges related solely to excess facilities. This balance is net of anticipated sublease income through 2013.

The remaining restructuring provisions at December 31, 2007 of US$2,391,000 relate to remaining facility closure and consolidation costs. The group expects cash outlays of US$1,070,000 will be made in the next twelve months, with the remaining cash outlays of US$1,321,000 to be made through to the end of 2013.

During 2007, the group recorded a US$1,233,000 charge related to a subtenant’s decision not to renew its sublease.

During 2006, the group recorded a US$207,000 charge related to a revision of lease estimates for previous restructurings. The group also released US$207,000 of restructuring accruals related to the negotiation of a new sublease in the United Kingdom.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
19.	PROVISIONS (Continued)

Consolidation
of facilities
US$’000
Provision at January 1, 2007	1,307
Charges	1,233
Utilised during year	(149)
Adjustments in estimates	—

Provision at December 31, 2007	2,391

Analysed as:
Current	1,070
Non-current	1,321

2,391

The group made certain estimates and assumptions in assessing the amount provided for excess facilities arising from these restructurings. The charge was calculated by taking into consideration (1) the committed annual rental charge associated with the vacant square footage, (2) an assessment of the sublet rents that could be achieved based on current market conditions, vacancy rates and future outlook, (3) an assessment of the period of time the facility would remain vacant before being sub-let, (4) an assessment of the percentage increase in the primary lease rent at each review, and (5) the application of a discount rate of 4% over the remaining period of the lease or break clause.

Actual costs may differ from those recorded in the event that the subleasing assumptions require adjustment due to changes in economic conditions surrounding the real estate market or if the group terminates its lease obligations prior to the scheduled termination dates.

20.	TRADE AND OTHER PAYABLES

	2007	2006
	US$’000	US$’000
Current liabilities
Trade payables	1,470	957
Accruals	6,033	5,919
Payroll and related taxes	4,946	7,109
Value added taxes	1,461	1,557

	13,910	15,542

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
21.	COMMITMENTS

For arrangements entered into prior to 1 January 2005, the date of inception is deemed to be 1 January 2005 in accordance with the transitional requirements of IFRIC 4.

The group’s headquarters are currently located in a leased facility in Dublin, Ireland. This facility consists of approximately 55,900 square feet of office space, under a non-cancellable lease expiring on July 31, 2023, subject to the right to terminate the lease on July 31, 2013. As of December 31, 2007, the group occupied approximately 21,400 square feet of the office space and sublet approximately 27,000 square feet with the remainder deemed idle. The lease includes a clause to enable upward revision of the rental charge in August 2008 according to prevailing market conditions.

The principal U.S. office of IONA Technologies Inc. is located in a leased facility in Waltham, Massachusetts. This facility consists of approximately 30,331 square feet of office space, under a lease expiring on July 31, 2011. At December 31, 2007, the facility was fully occupied by the group. In addition, the group also maintains offices in Tokyo, California, New York, Newfoundland, Frankfurt, Munich, Milan, Paris, London, Beijing and Shanghai. There are no restrictions placed upon the group by entering into these leases.

Rent expense under all operating leases was approximately US$4,165,000 and US$4,606,000 in 2007 and 2006, respectively.

Future minimum lease payments under all operating leases at December 31 are as follows:

	2007	2006
	US$’000	US$’000
Within one year	5,542	4,717
After one year but not more than five years	16,956	14,544
More than five years	1,913	4,179

	24,411	23,440

As at December 31, 2007, and 2006, US$2,391,000 and US$1,307,000 of the minimum lease payments has been accrued as a result of restructuring plans in prior years.

Rental income under all operating subleases was approximately US$2,024,000 and US$2,582,000 in 2007 and 2006 respectively. Future minimum rentals receivable under all operating leases as at December 31 are as follows:

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
21.	COMMITMENTS (Continued)

	2007	2006
	US$’000	US$’000
Within one year	1,118	2,167
After one year but not more than five years	1,461	2,028
More than five years	174	467

	2,753	4,662

The group has no other material commitments at December 31, 2007.

22.	PENSION COMMITMENTS

The group operates a number of defined contribution pension schemes in which the group employees participate. The assets of these schemes are held separately from those of the group in independently administered funds. The pension charge represents contributions payable by the group to the schemes and amounted to US$1,333,000 and US$987,000 in 2007 and 2006 respectively. There were no unpaid contributions outstanding at December 31, 2007. The amount of unpaid contributions outstanding at December 31, 2006 was US$19,000.

23.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGMENT

The group’s principal financial liabilities are comprised of trade payables. The main purpose of these liabilities is to acquire goods and services to conduct the group’s day-to-day operations. The group has various financial assets such as trade and other receivables and cash and cash equivalents and marketable securities, which arise directly from its operations.

The main risks arising from the group’s financial instruments are cash flow interest rate risk, foreign currency risk, credit risk and liquidity risk. The Board of Directors reviews and agrees policies for managing each of these risks which are summarised below.

Interest rate risk

The group’s cash and cash equivalents are not subject to significant interest rate risk due to the short maturities of these instruments. At December 31, 2007, the carrying value of the group’s cash and cash equivalents approximated fair value. Based on our balance of cash and cash equivalents of US$21,767,000 at December 31, 2007, a change of one percent in interest rate would cause a change in interest income of approximately US$217,670. The risk is not considered material and we manage such risk by continuing to evaluate the best investment rates available for short-term high quality investments.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
23.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

The group’s marketable securities primarily consist of student loan auction rate securities, US government agency fixed income securities and commercial paper. The group’s auction rate securities have long-term underlying maturities (ranging from 20 to 40 years) with interest rates that typically reset every 28 to 31 days. At December 31, 2007 and March 31, 2008, the group held US$20,000,000 and US$18,000,000, respectively of these student loan auction rate securities, all of which had a successful interest rate auction reset between January 1, 2008 and February 9, 2008. After February 9, 2008, US$18,000,000 of their holdings have experienced insufficient demand at auction (also known as failure to settle). In the case of a failed auction, the auction rate security is deemed not currently liquid.

The securities for which auctions have failed will continue to accrue interest at the contractual rate and be put to auction generally every 7 to 35 days until the auction succeeds, the issuer calls the securities or they mature.

If the issuer is unable to successfully close future auctions and their credit worthiness deteriorates, the group may be required to adjust the carrying value of the investment through an impairment charge. Refer to Note 28 for more information.

Foreign currency risk

The group’s consolidated financial statements are prepared in U.S. dollars, the group’s functional currency. A percentage of the group’s revenue, expenses, assets and liabilities are denominated in currencies other than the functional currency. Fluctuations in exchange rates may have a material adverse effect on the results of operations, particularly operating margins, and could also result in exchange gains and losses. As a result of currency fluctuations, the group recognised an exchange loss of US$143,000 in 2007 compared to US$559,000 in 2006. The group cannot accurately predict the impact of future exchange rate fluctuations on its results of operations. The group has in the past sought to hedge the risks associated with fluctuations in exchange rates of the Irish pound and the Euro to the U.S. dollar. However, the group currently relies on offsetting assets and liabilities in the primary currencies in which it operates to mitigate its foreign exchange risk and the group had no derivative or hedging transactions in 2007 or 2006. In the future, the group may undertake transactions to hedge the risks associated with fluctuations in exchange rates.

The following table demonstrates the sensitivity to a reasonably possible change in the US dollar exchange rate against the foreign currencies in which the group transacts, with all other variables held constant, of the group’s profit before tax and equity due to changes in the fair value of monetary assets and liabilities.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
23.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

	Increase/	Effect on (loss)
	decrease in US	profit before
	dollar rate	tax and equity
		US$’000
2007	+15%	1,623
	-15%	(1,623)

2006	+15%	430
	-15%	(430)
Credit risk

Credit risk arising in the context of the group’s operations is not significant. Customers receiving credit terms are subject to verification procedures prior to credit being advanced and balances outstanding to customers are monitored on an ongoing basis with the result that the group’s exposure to bad debts is not significant. The maximum exposure is the carrying amount as disclosed in Note 13. There are no significant concentrations of credit risk within the group. No company accounted for more than 10% of the group’s gross trade and other receivables balance as of December 31, 2007. At December 31, 2006, one customer accounted for approximately 41% of the group’s gross trade and other receivables balance.

With respect to credit risk arising from other financial assets of the group, which comprise cash and cash equivalents and marketable securities, the group’s exposure to credit risk arises from potential default of the counterparty, being a financial institution or bond issuer, with a maximum exposure equal to the carrying amount of these assets. The group believes it’s exposure to credit risk is low.

As discussed more fully above, the group’s auction rate securities failed to settle at auction in the first quarter of 2008. If the issuer is unable to successfully close future auctions and their credit worthiness deteriorates, the group may be required to adjust the carrying value of the investment through an impairment charge. If the group was to sell the auction rate securities outside of an auction reset date, it could recognise a loss on some portion of the principal amount of these holdings. Refer to Note 28 for more information.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
23.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

Capital management

The group defines capital as cash (refer to Note 16) and marketable securities (refer to Note 15).

The group’s objective for managing capital is to meet liabilities as and when they fall due and in doing so to ensure that the group will continue as a going concern.

This is achieved through the maintenance of sufficient cash resources to meet the liquidity requirements of the group in the short term, in addition to the investment of surplus funds in marketable securities, which include auction rate securities, fixed income government securities, and commercial paper.

No changes were made in the objectives, policies or processes during the years ended December 31, 2007 and December 31, 2006. The group is not subject to externally imposed capital requirements.

Fair values

Set out below is a comparison by category of carrying amounts and fair values of all of the group’s financial instruments:

	Carrying amount		Fair value
	2007	2006	2007	2006
	US$’000	US$’000	US$’000	US$’000
Financial assets
Cash and cash equivalents	21,767	37,569	21,767	37,569
Auction rate securities	20,000	16,100	20,000	16,100
Fixed income securities	8,008	—	8,008	—
Commercial paper	6,506	—	6,506	—
Restricted cash	200	295	200	295
Other financial assets	12,766	18,442	12,766	18,442

Financial liabilities
Other financial liabilities	(14,162)	(14,813)	(14,162)	(14,813)
Market values have been used to determine the fair value of listed held-for-trading financial assets. The fair value of other financial assets have been calculated using market interest rates.

Liquidity Risk

The group monitors its risk of a shortage of funds using a recurring liquidity planning tool. This tool considers the maturity of both its financial investments and financial assets (e.g. accounts receivables, other financial assets) and projected cash flows from operations.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
23.	FINANCIAL INSTRUMENTS AND FINANCIAL RISK MANAGEMENT (Continued)

The market for auction rate securities has historically been highly liquid. The group’s intent historically has not been to hold these securities to maturity, but rather to use the interest rate reset feature to sell these securities to provide liquidity as needed. Due to their inherent structure, auction rate securities carry higher market risk than commercial paper investments. As discussed in Note 28, the group’s auction rate securities failed to settle at auction in the first quarter of 2008 and will be classified as long term investments at March 31, 2008 due to the uncertainty as to when there will be the ability to sell these securities.

The table below summarises the maturity profile of the group’s financial liabilities at December 31, 2007 based on contractual undiscounted payments:

			Due	Due
		Due	between	between	Due
	Due on	within 3	3 and 12	1 and 5	> 5
	demand	months	months	years	years	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Year ended 31/12/07

Liabilities	—	—	—	—	—	—
Trade and other payables	4,268	7,503	—	—	—	11,771

Total liabilities	4,268	7,503	—	—	—	11,771

			Due	Due
		Due	between	between	Due
	Due on	within 3	3 and 12	1 and 5	> 5
	demand	months	months	years	years	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
Year ended 31/12/06

Liabilities	—	—	—	—	—	—
Trade and other payables	6,630	6,876	—	—	—	13,506

Total liabilities	6,630	6,876	—	—	—	13,506

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
24.	RELATED PARTY TRANSACTIONS

The consolidated financial statements include the financial statements of the company and its subsidiaries. Refer to Note 25 for a listing of subsidiaries.

For the purposes of IAS 24 Related Party Disclosures (“IAS 24”), the term “key management personnel” (i.e. those persons having authority and responsibility for planning, directing and controlling the activities of the group) comprises the Board of Directors, which manages the business affairs of the group. Disclosure in relation to the compensation entitlements of the Board of Directors is provided in the Compensation Report on Behalf of the Board at pages 29 to 43.

Since July 2003, the group has engaged K Capital Source Limited (“K Capital”), which was recently acquired by Financial Dynamics Ireland Limited, to provide capital market communication and advisory services. Mr. Mark Kenny, a principal of K Capital, is the son of one of IONA’s directors, Dr. Ivor Kenny. Under its agreement with K Capital, the group currently pays US$45,000 per fiscal quarter for such services. In July 2003, the disinterested members of the group’s Board of Directors approved the group’s engagement with K Capital. No amounts relating to services rendered were outstanding as of December 31, 2007 or December 31, 2006. During 2007 the group paid K Capital fees of approximately US$180,000 (2006: US$180,000) for such services.

In 2006, the group provided product-related consulting services and maintenance and support services to eircom PLC, (“eircom”), both for software that eircom licenses from the group and from third parties. Kevin Melia, the Chairman of IONA’s Board of Directors, and John Conroy, a former member of IONA’s Board of Directors, were members of the board of directors of eircom in 2006. The group’s annual software maintenance and support arrangement with eircom, pursuant to which eircom paid the group an annual support fee of US$25,332 in 2006, expired in October 2007. In addition, the group provided consulting services to eircom in 2006, pursuant to a consulting agreement, for approximately US$38,538. The group does not have a current agreement with eircom to provide either consulting or maintenance and support services.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
25.	SUBSIDIARY COMPANIES

At December 31, 2007, the company had the following wholly owned subsidiary undertakings. All shareholdings are in Ordinary Shares:

	Nature of	Registered
Name	business	office
IONA Technologies Inc.	Supply of computer software and support, training and consultancy	1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, United States of America.

IONA Technologies Finance	Investment and finance company	Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

IONA Technologies China Limited	Sale of software products, support, training and consultancy	30/F Entertainment Building 30 Queen’s Road Central, Central, Hong Kong.

IONA Technologies GmbH	Sale of software products, support, training and consultancy	Im Leuschnerpark 4, D-64347 Griesheim, Germany.

IONA Technologies UK Limited	Sale of software products, support, training and consultancy	Hillswood Business Park, 3000 Hillswood Drive, Chertsey, Surrey KT 16 ORS, United Kingdom.

IONA Technologies SARL	Sale of software products, support, training and consultancy	Elysees la Defence, 7C Place du Dome, 92056 La Defence, Cedex, Paris, France.

IONA Technologies Japan	Sale of software products, support, training and consultancy	Kioicho Building, 3-12 Kioicho, Chiyoda-ku, Tokyo 107-0052 Japan.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
25.	SUBSIDIARY COMPANIES (Continued)

	Nature of	Registered
Name	business	office
Object-Oriented Concepts Canada, Inc.	Provision of engineering services	157 Forest Road, St John’s, NF, A1A 1W7, Canada.

IONA Technologies (Suisse) SA	Sale of software products, support, training and consultancy	Uberlandstrasse 105, 8600 Dubendorf, Switzerland.

IONA Technologies Italia S.R.L.	Sale of software products, support, training and consultancy	Via San Vito 7 Milano 20123, Italy.

IONA Technologies Asia Pacific Software Research & Development Center	Provision of engineering services	Zhongguancun Software Park, Haidian District, Beijing, PRC.

IONA Technologies Asia Pacific Pty Limited	Dormant	Moore Stephens PMN, Level 6, 460 Church Street, Parramatta, NSW 2150, Australia.

IONA Technologies Singapore PTE Limited	Dormant	65 Chulia Street, #43-03 OCBC Centre, Singapore 049513.

IONA Technologies (Belgium) SA	Dormant	Avenue Louis 149/24, 1050 Bruxelles, Belgium.

IONA Technologies Netherlands BV	Dormant	Drentestraat 24BG, PO Box 87459, 1080 JL, Amsterdam, The Netherlands.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
25.	SUBSIDIARY COMPANIES (Continued)

	Nature of	Registered
Name	business	office
Genesis Development Corporation	Dormant	CT Corporation 1515, Market Street, Suite 1201, Philadelphia 19012, United States of America.

IONA Research (Ireland) Limited	Dormant	The IONA Building, Shelbourne Road, Dublin 4.

Orbix Limited	Dormant	The IONA Building, Shelbourne Road, Dublin 4.

Object-Oriented Concepts, Inc.	Dormant	Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, United States of America.

Netfish Technologies, Inc.	Dormant	CT Corporation, 818 West Street, 2nd Floor, 7th Street Los Angeles, California, United States of America

IONA Technologies Spain, S.L.	Dormant	C/Cronos 63-pl. 1, Oficinas 5 y 6, 28037, Madrid, Spain.

IONA Technologies Korea Limited	Dormant	ASEM Tower 30th Floor, 159-1 Samsung-dong, Kangnam-Ku, Seoul, 135-798 Korea.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
25.	SUBSIDIARY COMPANIES (Continued)

	Nature of	Registered
Name	business	office
Object-Oriented Concepts PTY Limited	Dormant	Moore Stephens PMN, Level 6, 460 Church Street, Parramatta, NSW 2150, Australia.

Object-Oriented Concepts GmbH	Dormant	Im Leuschnerpark 4, D-64347 Griesheim, Germany.

Genesis Development S.R.L.	Dormant	Via Duchessa, 1083 Torino, Italy.

IONA Government Technologies Inc	Dormant	Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 19801, United States of America.
The company also has two registered branches in the People’s Republic of China engaged in sales and marketing activities.

26.	LITIGATION

The group is involved in various legal proceedings and disputes that arise in the normal course of business. Disputes can be expensive and disruptive to normal business operations. The group believes that it has meritorious defences to these matters. In 2003 the group settled a lawsuit which arose in connection with the termination of an employee of Netfish Technologies, Inc. (Netfish) by Netfish prior to IONA’s acquisition of Netfish. Since settlement of the underlying lawsuit, the group has also reached settlement with Netfish’s insurers over payment of the legal fees incurred by the group. Netfish’s former Chief Executive Officer asserts that the group is obligated to reimburse him for his legal expenses incurred in connection with this suit. The group vigorously disputes this and is in discussions with the former Netfish Chief Executive Officer over the matter and therefore concluded that it would be prejudicial to disclose the related amount.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
27.	GUARANTEES

The group’s software license agreements generally include language indemnifying customers against liabilities if its proprietary software products infringe a third party’s intellectual property rights. To date, the group has not incurred any significant or material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in its consolidated financial statements. The group’s software license agreements also generally include a warranty that its proprietary software products will substantially operate as described in the applicable program documentation for a period of 180 days after delivery. The group’s subscription agreements relating to its open source support offerings generally include “open source assurance” which provides the customer with a limited remedy in the event that the group-branded distribution of open source software products infringe a third party’s intellectual property rights. This remedy typically includes (i) obtaining the rights necessary for the customer to continue to use the software, (ii) modifying the software so that it is non-infringing and (iii) replacing the infringing portion of the code with non-infringing code. The group also generally warrants that services it performs will be provided in a professional and workman-like manner. To date, the group has not incurred any material costs associated with these warranties.

In connection with certain facility leases, the group has indemnified its lessors for claims arising from the group’s use of the facility or the group’s breach of the lease. The group also indemnifies its directors and officers to the maximum extent permitted by law. The duration of the indemnities varies, and in many cases is indefinite. The group has not recorded any liability for these indemnities in the consolidated balance sheets.

28.	SUBSEQUENT EVENTS

At December 31, 2007, the group had US$20.0 million of student loan auction rate securities, all of which had a successful interest rate auction reset between January 1, 2008 and February 9, 2008. After February 9, 2008 US$18.0 million of the group’s holdings have experienced insufficient demand at auction (also known as failure to settle). In the case of a failed auction, the auction rate security is deemed not currently liquid. At March 31, 2008, these investments were reclassified as long-term investments in the consolidated balance sheet and were recorded at fair value resulting in an unrealised loss of US$802,000. The group believes that long term classification is appropriate due to the uncertainty of when there will be ability to sell these securities.

IONA TECHNOLOGIES PLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 (Continued)
28.	SUBSEQUENT EVENTS (Continued)

The securities for which auctions have failed will continue to accrue interest at the contractual rate and be auctioned generally every 7 to 35 days until the auction succeeds, the issuer calls the securities or they mature. If the issuer is unable to successfully close future auctions and their credit worthiness deteriorates, the group may be required to further adjust the carrying value of the investment through an impairment charge. If the group were to sell the auction rate securities outside of an auction reset date, the group could recognise a loss on some portion of the principal amount of these holdings which may differ from the unrealised loss at March 31, 2008. The group does not have a need to access these funds for operational purposes for the foreseeable future. The group will continue to monitor and evaluate these investments on an ongoing basis for impairment.

On January 11, 2008, the group committed to a cost reduction plan focused on streamlining the group’s operations and the elimination of certain fixed costs. This includes costs associated with a workforce reduction across the organisation, costs associated with the consolidation of certain of its facilities, and other associated costs. The group expects to incur a total of US$1,500,000 to US$1,700,000 of severance payments and related costs in connection with these actions during the first half of 2008. The group is currently exploring its options to mitigate its affected real estate lease obligations. At this time, the group is unable to estimate the amount or range of costs and timing of charges associated with the consolidation of certain facilities and other associated costs.

29.	APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved and authorised for issue by the Board of Directors on April 24, 2008.

IONA TECHNOLOGIES PLC
COMPANY BALANCE SHEET
at December 31, 2007

		2007	2006
	Note	US$’000	US$’000
ASSETS
Fixed assets
Intangible assets	C	8,622	25
Tangible assets	D	1,205	1,669
Financial assets	E	56,712	53,753

		66,539	55,447
Current assets
Debtors	F	47,821	60,230
Cash at bank and in hand		984	2,847

		48,805	63,077

Creditors: amounts falling due within one year
Trade creditors		417	277
Due to subsidiary undertakings		67,603	72,983
Other creditors including tax and social welfare	G	3,577	3,616
Accruals		1,980	2,178
Deferred income		3,129	3,185

		76,706	82,239

Net current (liabilities)		(27,901)	(19,162)

Creditors: amounts falling due after one year
Long-term deferred revenue		344	489

Provisions for liabilities	H	2,231	1,029

		36,063	34,767

CAPITAL AND RESERVES
Ordinary Shares, € 0.0025 par value:
150,000,000 shares authorised. Issued and outstanding:
36,531,565 shares at December 31, 2007 and 35,929,627 shares at December 31, 2006		101	99
Share premium account		426,478	424,704
Other reserves		38,524	34,807
Profit and loss account		(429,040)	(424,843)

Shareholders’ funds	J	36,063	34,767

Approved by the Board on April 24, 2008
DR. CHRISTOPHER J. HORN
DR. SEÁN BAKER
Directors

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007
A.	ACCOUNTING POLICIES

The company balance sheet, together with the accompanying notes, has been prepared in accordance with Generally Accepted Accounting Practice in the Republic of Ireland (“Irish GAAP”). The significant accounting policies adopted are as follows:

(i)	Intangible fixed assets

Capitalised software development costs relate to the purchase of software code or technology, which have reached technological feasibility. These costs are written off on a straight-line basis over their useful economic lives of three to four years.

Reviews are regularly performed to determine whether facts or circumstances exist which indicate that the carrying value of capitalised software development costs are impaired.

(ii)	Business combinations and goodwill

Business combinations are accounted for using the purchase method. The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over those values was recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed were based on management’s estimates and assumptions, and other information compiled by management, including valuations that utilise established valuation techniques appropriate for the high technology industry.

Goodwill is the difference between the cost of an acquired entity and the aggregate of the fair values of the entity’s identifiable assets and liabilities. Goodwill is amortised to the profit and loss account on a straight line basis over its estimated useful economic life of 4 years.

Reviews are regularly performed to determine whether facts or circumstances exist which indicate that the carrying value of goodwill is impaired.

(iii)	Tangible fixed assets

Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method to write off the cost of tangible fixed assets over their expected useful lives as follows:

Equipment	3 to 5 years
Fixtures and fittings	3 to 15 years
Reviews are regularly performed to determine whether facts or circumstances exist which indicate the carrying value of tangible fixed assets may be impaired.

(iv)	Financial fixed assets

Financial fixed assets are stated at cost less provision for impairment.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
A.	ACCOUNTING POLICIES (Continued)

(v)	Provisions for liabilities

A provision is recognised on a discounted basis when the company has a present obligation as a result of a past event, it is probable that an outflow of resources will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. Provisions are not recognised in respect of future operating losses.

(vi)	Foreign currency translation

The US dollar is the functional currency for the company and gains or losses arising on the retranslation into US dollars of amounts denominated in foreign currencies are included in the profit and loss account for the year. Monetary assets and liabilities denominated in foreign currencies are retranslated at year end exchange rates while revenue and expenses are translated at rates approximating those ruling at the dates of the related transactions. Resulting gains and losses are included in the income statement for the year.

Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates at the dates of the initial transactions.

(vii)	Share-based payment

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by using an appropriate pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the company.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired. The expense attributable to employee share options and employee share purchase plan of employees of subsidiaries is included as a capital contribution in financial assets. Generally, the movement in cumulative expense since the previous balance sheet date is recognised in the profit and loss account, with a corresponding entry in the profit and loss reserves.

The company has taken advantage of the transitional provisions of FRS 20 Share-based Payment (“FRS 20”) in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after November 17, 2002 that had not vested prior to that date. Refer to Note 1 (q) of the notes to the consolidated financial statements for further information.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
B.	ACQUISITIONS

Century 24

On March 6, 2007, the company purchased substantially all of the assets of Century 24 Solutions Limited, (“C24”), a software development firm specialising in data management and transformation technology. The acquisition brings additional data services capabilities to the Artix family of distributed service-oriented architecture (“SOA”), infrastructure products.

The aggregate purchase price for C24 was approximately US$7,286,000, which consisted of approximately US$7,000,000 in cash and US$286,000 in acquisition costs, including fees paid for legal and accounting services. Approximately US$1,400,000 of the purchase price is being held in escrow in accordance with the terms and conditions of an escrow agreement.

The C24 acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed are included in the balance sheet as of December 31, 2007. The operating results of C24 are included in the income statement since the date of acquisition.

The purchase price was allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over those values was recorded as goodwill. The fair values assigned to tangible and intangible assets acquired and liabilities assumed were based on management’s estimates and assumptions, and other information compiled by management, including valuations that utilise established valuation techniques appropriate for the high technology industry.

The fair value of the identifiable assets and liabilities of C24 as at the date of acquisition immediately before the acquisition were:

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
B.	ACQUISITIONS (Continued)

US$’000
Fair value recognised
on acquisition
Property and equipment	39
Purchased technology	2,350

2,389

Current liabilities	(49)
Deferred revenue	(97)

(146)

Net assets	2,243

Goodwill arising on acquisition	5,043

Total consideration	7,286

LogicBlaze

On April 6, 2007, the company also purchased substantially all of the assets of LogicBlaze, Inc., (“LogicBlaze”), a provider of open source solutions for SOA and business integration. The cash acquisition of LogicBlaze enables the group to accelerate its strategy of delivering innovative, enterprise SOA solutions to its customers.

The aggregate purchase price was approximately US$3,292,000, which consisted of approximately US$3,200,000 in cash and US$92,000 in acquisition costs, which primarily consist of fees paid for legal and accounting services. Approximately US$600,000 of the purchase price is being held in escrow in accordance with the terms and conditions of an escrow agreement.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
B.	ACQUISITIONS (Continued)

The LogicBlaze acquisition was accounted for as a purchase, and accordingly, the assets purchased and liabilities assumed are included in the balance sheet as at December 31, 2007. The operating results of LogicBlaze are included in the income statement since the date of acquisition.

The fair value of the identifiable assets and liabilities of LogicBlaze as at the date of acquisition immediately before the acquisition were:

US$’000
Fair value recognised
on acquisition
Property and equipment	15
Prepaid expenses	6

21
Deferred revenue	(137)

Net assets	(116)

Goodwill arising on acquisition	3,408

Total consideration	3,292

The fair values of the acquired assets approximate the carrying values of those assets at December 31, 2007.

From the dates of acquisition, LogicBlaze and C24 have contributed to the net profit of the group, however both operations have been fully absorbed into the continuing operations of the group and as such are not tracked separately. Therefore it is impracticable to disclose the amount of the LogicBlaze and C24 profit or loss since the acquisition date included in the group’s profit or loss for the year ended December 31, 2007. The goodwill of US$8,451,000 comprises the fair value of expected synergies arising from the acquisition.

C.	INTANGIBLE ASSETS

Intangible assets include amounts recognised for the fair value of existing technology, maintenance agreements, trade name and trademarks. Goodwill was acquired through business combinations. These intangible assets have a weighted average useful life of approximately 4 years.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
C.	INTANGIBLE ASSETS (Continued)

	Capitalised
	software
	development		Purchased
	costs	Goodwill	technology	Total
	US$’000	US$’000	US$’000	US$’000
Cost
At January 1, 2006	3,429	14,608	—	18,037
Additions	128	—	—	128

At December 31, 2006	3,557	14,608	—	18,165
Additions	—	8,451	2,350	10,801

At December 31, 2007	3,557	23,059	2,350	28,966

Amortisation
At January 1, 2006	3,355	14,608	—	17,963
Charge for year	177	—	—	177

At December 31, 2006	3,532	14,608	—	18,140
Charge for year	25	1,690	489	2,204

At December 31, 2007	3,557	16,298	489	20,344

Net book values
At December 31, 2007	—	6,761	1,861	8,622

At December 31, 2006	25	—	—	25

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007 (Continued)
D.	TANGIBLE ASSETS

		Fixtures
	Equipment	and fittings	Total
	US$’000	US$’000	US$’000
Cost
At January 1, 2006	7,962	5,502	13,464
Additions	250	14	264
Disposals	(1,284)	—	(1,284)

At December 31, 2006	6,928	5,516	12,444
Additions	378	10	388
Disposals	(1,073)	—	(1,073)

At December 31, 2007	6,233	5,526	11,759

Depreciation
At January 1, 2006	7,274	3,846	11,120
Charge for year	408	504	912
Disposals	(1,257)	—	(1,257)

At December 31, 2006	6,425	4,350	10,775
Charge for year	344	505	849
Disposals	(1,070)	—	(1,070)

At December 31, 2007	5,699	4,855	10,554

Net book values
At December 31, 2007	534	671	1,205

At December 31, 2006	503	1,166	1,669

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007
E.	FINANCIAL ASSETS
Shares in group undertakings

	2007	2006
	US$’000	US$’000
At December 31, 2006	53,753	51,394
Share-based payment expense	2,959	2,359

At December 31, 2007	56,712	53,753

Refer to Note 25 to the consolidated financial statements for details of the company’s wholly owned subsidiaries.
F.	DEBTORS

	2007	2006
	US$’000	US$’000
Debtors – amounts falling due within one year:

Trade debtors	6,705	4,935
Prepayments and accrued income	400	408
Due from subsidiary undertakings, net of provision of US$8,297,000 (2006: US$7,532,000) for uncollectible amounts	40,716	54,887

	47,821	60,230

G.	TAXATION CREDITORS

	2007	2006
	US$’000	US$’000
Corporation tax	3,157	3,278
PAYE and PRSI	335	268
VAT	85	70

	3,577	3,616

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
for the year ended December 31, 2007
H.	PROVISIONS FOR LIABILITIES

Consolidation
of facilities
US$’000
Provision at January 1, 2007	1,029
Movement during year	(51)
Adjustments in estimates	1,253

Provision at December 31, 2007	2,231

Analysed as:
Current	996
Non-current	1,235

2,231

During 2007, the company recorded a US$1,253,000 charge related to a revision of lease estimates for previous restructurings.

Amounts of restructuring costs remaining accrued at December 31, 2007 of US$2,231,000 relate to remaining facility closure and consolidation costs. The company expects cash outlays of US$996,000 will be made in the next twelve months, with the remaining cash outlays of US$1,235,000 to be made through to the end of 2013.

The company made certain estimates and assumptions in assessing the amount accrued for excess facilities arising from previous restructurings. The charge was calculated by taking into consideration (1) the committed annual rental charge associated with the vacant square footage, (2) an assessment of the sublet rents that could be achieved based on current market conditions, vacancy rates and future outlook, (3) an assessment of the period of time the facility would remain vacant before being sub-let, (4) an assessment of the percentage increase in the primary lease rent at each review, and (5) the application of a discount rate of 4% over the remaining period of the lease or break clause.
I.	SHARE CAPITAL

Details in respect of share capital are presented in the shareholders’ funds note (note 17) on pages 88 to 93 of the notes to the consolidated financial statements.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
December 31, 2007 (Continued)
J.	RECONCILIATION OF MOVEMENT IN SHAREHOLDERS’ FUNDS

	Shareholders’ funds
			Share
	Number of	Ordinary	premium	Profit and	Other	Total
	Ordinary	Shares	account	loss account	reserves	equity
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at January 1, 2006	35,360,538	98	423,297	(428,705)	31,843	26,533
Proceeds from issue of Ordinary Shares of € 0.0025 par value on exercise of options	396,360	1	934	—	—	935
Proceeds from purchase of Ordinary Shares of € 0.0025 par value under the employee share purchase plan	172,729	—	473	—	—	473
Profit for the year	—	—	—	3,862	—	3,862
Expensing of share-based payment	—	—	—	—	2,964	2,964

Balance at December 31, 2006	35,929,627	99	424,704	(424,843)	34,807	34,767

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
December 31, 2007 (Continued)
J.	RECONCILIATION OF MOVEMENT IN SHAREHOLDERS’ FUNDS (Continued)

	Shareholders’ funds
			Share
	Number of	Ordinary	premium	Profit and	Other	Total
	Ordinary	Shares	account	loss account	reserves	equity
	Shares	US$’000	US$’000	US$’000	US$’000	US$’000
Balance at January 1, 2007	35,929,627	99	424,704	(424,843)	34,807	34,767
Proceeds from issue of Ordinary Shares of € 0.0025 par value on exercise of options	425,121	1	1,162	—	—	1,163
Proceeds from purchase of Ordinary Shares of € 0.0025 par value under the employee share purchase plan	176,817	1	612	—	—	613
(Loss) for the year	—	—	—	(4,197)	—	(4,197)
Expensing of share-based payment	—	—	—	—	3,717	3,717

Balance at December 31, 2007	36,531,565	101	426,478	(429,040)	38,524	36,063

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
December 31, 2007 (Continued)
K.	PROFIT AND LOSS ACCOUNT

The company is availing of the exemption set out in section 148(8) of the Companies Act 1963 and section 7(1A) of the Companies (Amendment) Act 1986 from presenting its individual profit and loss account to the annual general meeting and from filing it with the Registrar of Companies. The amount of the loss dealt with in the parent undertaking, in accordance with Irish GAAP, for the year was US$4,197,000 (2006: profit of US$3,862,000).

L.	SHARE-BASED PAYMENT

The cost of equity-settled transactions with employees is measured by reference to the fair value at the date at which they are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by using Black Scholes pricing model. In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the company.

At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired. Generally, the movement in cumulative expense since the previous balance sheet date is recognised in the profit and loss account, with a corresponding entry in the profit and loss reserves.

The company has taken advantage of the transitional provisions of FRS 20 in respect of equity-settled awards so as to apply FRS 20 only to those equity-settled awards granted after November 17, 2002 that had not vested before.

The total consolidated expense of US$3,717,000 in 2007 (US$2,965,000 in 2006) attributable to employee share options and employee share purchase plan includes US$2,959,000 (US$2,359,000 in 2006) related to employees of subsidiaries and has been included as a capital contribution in financial assets (note E) and the balance of US$758,000 (US$606,000 in 2006) charged to the income statement. Refer to Note 17 of the notes to the consolidated financial statements for further information.

M.	COMMITMENTS

The group’s headquarters are currently located in a leased facility in Dublin, Ireland. This facility consists of approximately 55,900 square feet of office space, under a non-cancellable lease expiring on July 31, 2023, subject to the right to terminate the lease on July 31, 2013. As of December 31, 2007, the group occupied approximately 21,400 square feet of the office space and sublet approximately 27,000 square feet with the remainder deemed idle. The lease includes a clause to enable upward revision of the rental charge in August 2008 according to prevailing market conditions.

IONA TECHNOLOGIES PLC
NOTES TO THE COMPANY BALANCE SHEET
December 31, 2007 (Continued)
M.	COMMITMENTS (Continued)

Rent expense under all operating leases was approximately US$3,281,000 and US$3,281,000 in 2007 and 2006, respectively.

The company has leasing commitments payable during the next twelve months as follows:

	2007	2006
	US$’000	US$’000
Leases ending after more than five years	3,281	3,281

	3,281	3,281

The company has no other material commitments as of December 31, 2007.

N.	APPROVAL OF ACCOUNTS

The company financial statements were approved, and authorised for issue, by the board of directors on April 24, 2008.